Exhibit 4b

                                                             EXECUTION COPY



                                U.S. $600,000,000

                                CREDIT AGREEMENT

                           Dated as of April 23, 1996

                                      Among

                         THE BLACK & DECKER CORPORATION,

                          BLACK & DECKER HOLDINGS INC.,

                                 BLACK & DECKER,

                  BLACK & DECKER INTERNATIONAL HOLDINGS, B.V.,

                            BLACK & DECKER G.m.b.H.,

                         BLACK & DECKER (FRANCE) S.A.S.,

                         BLACK & DECKER (NEDERLAND) B.V.

                                       and

                               EMHART GLASS S.A.,

                              as Initial Borrowers,

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,

                               as Initial Lenders,

                                       and

                                 CREDIT SUISSE,

                            as Administrative Agent,

                                       and

                                 CITIBANK, N.A.,

                             as Documentation Agent,

                                       and

                               NATIONSBANK, N.A.,

                              as Syndication Agent




162654.6/NYL3

                                TABLE OF CONTENTS


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.........................................  1
SECTION 1.02.  Computation of Time Periods................................... 23

                                   ARTICLE II
                 TERMS OF THE ADVANCES AND THE DISCOUNTED NOTES

SECTION 2.01.  The Advances.................................................. 23
SECTION 2.02.  Making the Revolving Credit Advances and Purchasing the
               Discounted Notes.............................................. 24
SECTION 2.03.  The Competitive Bid Advances.................................. 26
SECTION 2.04.  Fees  ........................................................ 30
SECTION 2.05.  Termination or Reduction of the Commitments................... 30
SECTION 2.06.  Repayment of Advances and Repurchase of Discounted Notes...... 30
SECTION 2.07.  Interest on Revolving Credit Advances......................... 31
SECTION 2.08.  Interest Rate and Discount Determination...................... 32
SECTION 2.09.  Optional Conversion of Revolving Credit Advances.............. 33
SECTION 2.10.  Prepayments of Revolving Credit Advances and Repurchases of
               Discounted Notes.............................................. 34
SECTION 2.11.  Increased Costs............................................... 35
SECTION 2.12.  Illegality.................................................... 36
SECTION 2.13.  Payments and Computations..................................... 37
SECTION 2.14.  Taxes ........................................................ 39
SECTION 2.15.  Sharing of Payments, Etc...................................... 42
SECTION 2.16.  Defaulting Lenders............................................ 42
SECTION 2.17.  Extension of Termination Date................................. 43
SECTION 2.18.  Use of Proceeds............................................... 45

                                   ARTICLE III
                     CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and
               2.03.......................................................... 45
SECTION 3.02.  Conditions Precedent to the Initial Borrowing of Each
               Designated Subsidiary......................................... 48
SECTION 3.03.  Conditions Precedent to Each Revolving Credit Borrowing....... 49
SECTION 3.04.  Conditions Precedent to Each Competitive Bid Borrowing........ 49
SECTION 3.05.  Conditions Precedent to Each Extension Date................... 50
SECTION 3.06.  Determinations Under Section 3.01............................. 50

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrowers............... 51


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                                       ii

                                                                            Page

                                    ARTICLE V
                           COVENANTS OF THE BORROWERS

SECTION 5.01.  Affirmative Covenants......................................... 54
SECTION 5.02.  Negative Covenants............................................ 58
SECTION 5.03.  Financial Covenants........................................... 60

                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.01.  Events of Default............................................. 61

                                   ARTICLE VII
                                    GUARANTEE

SECTION 7.01.  Unconditional Guarantee....................................... 63
SECTION 7.02.  Guarantee Absolute............................................ 64
SECTION 7.03.  Waivers....................................................... 65
SECTION 7.04.  Subrogation................................................... 65
SECTION 7.05.  Continuing Guarantee; Assignments............................. 66

                                  ARTICLE VIII
                            THE ADMINISTRATIVE AGENT

SECTION 8.01.  Authorization and Action...................................... 66
SECTION 8.02.  Administrative Agent's Reliance, Etc.......................... 67
SECTION 8.03.  Administrative Agent and Affiliates........................... 67
SECTION 8.04.  Lender Credit Decision........................................ 67
SECTION 8.05.  Indemnification............................................... 68
SECTION 8.06.  Successor Administrative Agent................................ 68

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01.  Amendments, Etc............................................... 69
SECTION 9.02.  Notices, Etc.................................................. 70
SECTION 9.03.  No Waiver; Remedies........................................... 70
SECTION 9.04.  Costs and Expenses............................................ 71
SECTION 9.05.  Right of Setoff............................................... 72
SECTION 9.06.  Binding Effect................................................ 72
SECTION 9.07.  Assignments and Participations................................ 73
SECTION 9.08.  Designated Subsidiaries....................................... 76
SECTION 9.09.  Confidentiality............................................... 77
SECTION 9.10.  Governing Law................................................. 77
SECTION 9.11.  Execution in Counterparts..................................... 77
SECTION 9.12.  Judgment...................................................... 77
SECTION 9.13.  Jurisdiction, Etc............................................. 78
SECTION 9.14.  Waiver of Jury Trial.......................................... 78


162654.6/NYL3

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                                       iii
                                    SCHEDULES

Schedule I            -   Applicable Lending Offices

Schedule II           -   Administrative Agent's Accounts

Schedule III          -   Borrowers' Accounts

Schedule 4.01         -   Environmental Compliance

Schedule 5.02(a)      -   Existing Liens


                                    EXHIBITS

Exhibit A-1           -   Form of Revolving Credit Note

Exhibit A-2           -   Form of Competitive Bid Note

Exhibit A-3           -   Form of Master Discounted Note

Exhibit B-1           -   Form of Notice of Revolving Credit Borrowing

Exhibit B-2           -   Form of Notice of Competitive Bid Borrowing

Exhibit C             -   Form of Assignment and Acceptance

Exhibit D             -   Form of Assumption Agreement

Exhibit E-1           -   Form of Opinion of Counsel for the Borrowers

Exhibit E-2           -   Form of Opinion of Special New York Counsel for the
                          Borrowers

Exhibit E-3           -   Form of Opinion of Special Counsel for a Designated
                          Subsidiary

Exhibit F             -   Form of Designation Letter

Exhibit G             -   Form of Acceptance of Process Agent



162654.6/NYL3

                               CREDIT AGREEMENT

                           Dated as of April 23, 1996


                  THE BLACK & DECKER CORPORATION, a Maryland corporation (the "Company"), BLACK & DECKER HOLDINGS INC., a Delaware corporation ("Holdings"), BLACK & DECKER, a corporation organized under the laws of the United Kingdom ("B&D"), BLACK & DECKER INTERNATIONAL HOLDINGS, B.V., a corporation organized under the laws of The Kingdom of The Netherlands ("Holdings International"), BLACK & DECKER G.m.b.H., a corporation organized under the laws of the Federal Republic of Germany ("B&D Germany"), BLACK & DECKER (FRANCE) S.A.S., a corporation organized under the laws of the Republic of France ("B&D France"), BLACK & DECKER (NEDERLAND) B.V., a corporation organized under the laws of The Kingdom of the Netherlands ("B&D Nederland"), and EMHART GLASS S.A., a corporation organized under the laws of The Swiss Confederation ("Emhart" and, together with the Company, Holdings, B&D, Holdings International, B&D Germany, B&D France and B&D Nederland, the "Initial Borrowers"), the banks, financial institutions and other institutional lenders (collectively, the "Initial Lenders") listed on the signature pages hereof, CREDIT SUISSE ("Credit Suisse"), as the administrative agent (together with any successor agent appointed pursuant to Article VIII, the "Administrative Agent") for the Lenders (as hereinafter defined), CITIBANK, N.A. ("Citibank"), as documentation agent (the "Documentation Agent") for the Lenders, and NATIONSBANK, N.A. ("NationsBank"), as syndication agent (the "Syndication Agent") for the Lenders, agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accreted Value" means, with respect to each Discounted Note comprising part of the same Revolving Credit Borrowing at any date of determination, an amount equal to the sum of (a) the Discounted Purchase Price of such Discounted Note and (b) the portion of the Discount applicable to such Discounted Note that shall have accreted from the date of such Revolving Credit Borrowing until such date.

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Administrative Agent's Account" means (a) in the case of Advances denominated in US Dollars or in any Primary Currency or Discounted Notes, the account of the Administrative Agent maintained by the Administrative Agent at the location specified opposite the currency in which such Advances or Discounted Notes are denominated on
         Schedule II hereto and (b) in any such case, such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrowers and the Lenders for such purpose.


162654.6/NYL3

                  "Advance" means a Revolving Credit Advance or a Competitive Bid Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agreement Value" means, with respect to any Hedge Agreement at any date of determination, the amount, if any, that would be payable to any bank thereunder in respect of the "agreement value" under such Hedge Agreement if such Hedge Agreement were terminated on such date, calculated as provided in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition.

                  "Alternate   Currency"   means  the  lawful  currency  of  any
         jurisdiction that is transferrable or convertible into US Dollars other than US Dollars and any Primary Currency.

                  "Anniversary Date" means April 23, 1997 and April 23 in each succeeding calendar year occurring during the term of this Agreement.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Base Rate Lending Office in the case of a Base Rate Advance or a Discounted Note and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender or any of its Affiliates notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                  "Applicable Margin" means, at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

- --------------------------------------------------------------------------------
               Performance                              Eurocurrency
                  Level                                 Rate Advances
- --------------------------------------------------------------------------------
                   I                                       0.150%
- --------------------------------------------------------------------------------
                   II                                      0.200%
- --------------------------------------------------------------------------------
                   III                                     0.225%
- --------------------------------------------------------------------------------
                   IV                                      0.250%
- --------------------------------------------------------------------------------
                   V                                       0.375%
- --------------------------------------------------------------------------------

         The Applicable Margin for (a) each Eurocurrency Rate Advance shall be determined by reference to the Performance Level in effect from time to time and (b) each Discounted Note shall be determined by reference to the Performance Level in effect two Business Days before the date such Discounted Note is purchased by a Lender.

162654.6/NYL3

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                                                         3


                  "Applicable Percentage" means, at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

- --------------------------------------------------------------------------------
              Performance
                 Level                                  Facility Fee
- --------------------------------------------------------------------------------
                   I                                       0.075%
- --------------------------------------------------------------------------------
                   II                                      0.100%
- --------------------------------------------------------------------------------
                   III                                     0.125%
- --------------------------------------------------------------------------------
                   IV                                      0.125%
- --------------------------------------------------------------------------------
                   V                                       0.175%
- --------------------------------------------------------------------------------

         The Applicable Percentage for the Facility Fee shall be determined by reference to the Performance Level in effect from time to time.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and, if applicable, the Company, in substantially the form of Exhibit C hereto.

                 "Assuming Lender" has the meaning specified in Section 2.17(c).

                  "Assumption Agreement" means an assumption agreement entered into by a Non-Consenting Lender and an Assuming Lender, and accepted by the Administrative Agent and the Company, in substantially the form of Exhibit D hereto, pursuant to which such Assuming Lender agrees to become a Lender hereunder pursuant to Section 2.17.

                  "B&D" has the meaning specified in the recital of parties to this Agreement.

                  "B&D France" has the meaning specified in the recital of parties to this Agreement.

                  "B&D Germany" has the meaning specified in the recital of parties to this Agreement.

                  "B&D Nederland" has the meaning specified in the recital of parties to this Agreement.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by Credit
                  Suisse in New York, New York, from time to time, as Credit Suisse's prime rate; and

                           (b) 1/2 of 1% per annum above the Federal Funds Rate.

                  "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

162654.6/NYL3

                  "Base Rate Lending Office" means, with respect to any Lender, the office of such Lender or any of its Affiliates specified as its "Base Rate Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or in the Assumption Agreement, as the case may be, pursuant to which it became a Lender, or such other office of such Lender or any of its Affiliates as such Lender may from time to time specify to the Company and the Administrative Agent for such purpose.

                  "BFS" means Baltimore Financial Services Company, an unlimited company organized under the laws of the Republic of Ireland.

                  "Borrowers" means, collectively, each Initial Borrower and each Designated Subsidiary that shall become a party to this Agreement pursuant to Section 9.08.

                  "Borrowers' Account" means (a) in the case of Advances denominated in US Dollars or in any Primary Currency or Discounted Notes, the account of one or more Borrowers maintained by such Borrower(s) at the location specified for such Borrower(s) opposite the currency in which such Advances or such Discounted Notes are denominated on Schedule III hereto and (b) in any such case, such other account of the Borrowers (or any one of them) as is agreed in writing from time to time among the Borrowers and the Administrative Agent for such purpose.

                  "Borrowing" means a Revolving Credit Borrowing, a Refinancing Borrowing or a Competitive Bid Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York, New York, or in London, England, and, if the applicable Business Day relates to any Eurocurrency Rate Advance, any LIBO Rate Advance, any Fixed Rate Advance or any Discounted Note, on which dealings are carried on in the London interbank market and banks are open for business in the country of issue of the currency of such Eurocurrency Rate Advance, such LIBO Rate Advance or such Fixed Rate Advance, as the case may be.

                  "Capitalized Leases" means all leases that have been or should be, in accordance with generally accepted accounting principles in effect from time to time, recorded as capitalized leases.

                  "Cash Flow Coverage Ratio" means, with respect to the Company and its Subsidiaries at any date of determination, the ratio of (a) EBITDA of the Company and its Subsidiaries for the most recently completed consecutive four fiscal quarter period ending on such date to
         (b) Consolidated Net Interest Expense for the most recently completed consecutive four fiscal quarter period ending on such date, in each case calculated on the basis of generally accepted accounting principles consistent with those applied by the Company in the preparation of the 1995 Audited Financial Statements. Calculations of the Cash Flow Coverage Ratio shall exclude all effects of unusual or nonrecurring credits or charges.

                  "Change of Control" means the occurrence of any of the following:


162654.6/NYL3

                           (a) any "person" or "group" (each as used in Sections
                  13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Stock of the Company (or securities convertible into or exchangeable for such Voting Stock) representing more than 30% of the combined voting power of all Voting Stock of the Company (on a fully diluted basis); or

                           (b) a majority of the members of the board of
                  directors of the Company are not Continuing Directors at any time.

                  "Citibank" has the meaning specified in the recital of parties to this Agreement.

                  "Commitment" means, with respect to any Lender, the amount set forth in US Dollars opposite such Lender's name on the signature pages hereof under the caption "Commitment" or, if such Lender has entered into an Assignment and Acceptance or an Assumption Agreement, as the case may be, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d), in each case as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.17.

                  "Company" has the meaning specified in the recital of parties to this Agreement.

                  "Competitive Bid Advance" means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance (each of which may be in US Dollars or in any Foreign Currency).

                  "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances denominated in the same currency from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

                  "Competitive Bid Note" has the meaning specified in Section 2.03(f).

                  "Competitive Bid Reduction" means, at any time, the deemed use of each Lender's Commitment in an amount equal to such Lender's Pro Rata Share of all outstanding Competitive Bid Advances at such time.

                  "Confidential Information" means information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with this Agreement in a writing designated by such Borrower as confidential, but does not include any such information that (a) is or becomes generally available to the public, (b) was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure to the Administrative Agent or such Lender by any Borrower or any of its Subsidiaries or (c) is or becomes available to the Administrative Agent or such Lender on a nonconfidential basis from a source other than any Borrower or any of its Subsidiaries.

                  "Consenting Lender" has the meaning specified in Section 2.17(b).

162654.6/NYL3

                  "Consolidated Net Interest Expense" means, with respect to the Company and its Subsidiaries for any period, (a) total interest expense (including, without limitation, the interest component on all obligations under Capitalized Leases during such period and all
         Discounts accrued during such period) of the Company and its Subsidiaries for such period plus (b) all dividends declared on Mandatorily Redeemable Stock during such period less (c) total interest income of the Company and its Subsidiaries for such period, in each case determined on a consolidated basis for the Company and its Subsidiaries and in accordance with generally accepted accounting principles consistent with those applied by the Company in the preparation of the 1995 Audited Financial Statements.

                  "Consolidated Net Worth" means, at any date of determination, the amount by which (a) the total assets of the Company and its Subsidiaries (including, without limitation, items that are treated as intangibles in accordance with generally accepted accounting principles consistent with those applied by the Company in the preparation of the 1995 Audited Financial Statements) at such date exceed (b) the total liabilities of the Company and its Subsidiaries at such date, in each case determined on a consolidated basis and in accordance with generally accepted accounting principles consistent with those applied by the Company in the preparation of the 1995 Audited Financial Statements.

                  "Continuing Director" means an individual who is a member of the board of directors of the Company on the date of this Agreement or whose election to the board of directors of the Company is approved by a majority of the other Continuing Directors.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of another Type or the continuation of Revolving Credit Advances of the same Type for another Interest Period pursuant to
         Section 2.08 or 2.09.

                  "Credit Suisse" has the meaning specified in the recital of parties to this Agreement.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Defaulted Advance" means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to any Borrower, or the portion of any Discounted Note required to be purchased by such Lender from Holdings, pursuant to Sections 2.01 and
         2.02 or 2.03 at or prior to such time that has not been made or purchased by such Lender or by the Administrative Agent for the account of such Lender pursuant to Section 2.02(c) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.16, the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Sections 2.01 and 2.02 or 2.03 on the same date as the Defaulted Advance so deemed made in part.

                  "Defaulting Lender" means, at any time, any Lender that at such time owes a Defaulted Advance.


162654.6/NYL3

                  "Designated   Subsidiary"   means  any   Substantially   Owned
         Subsidiary designated after the date of this Agreement for borrowing privileges hereunder pursuant to Section 9.08.

                  "Designation Letter" means a letter entered into by a Designated Subsidiary, the Company and the Administrative Agent, in substantially the form of Exhibit F hereto, pursuant to which such Designated Subsidiary shall become a Borrower hereunder in accordance with Section 9.08.

                  "Discount" means, for each Discounted Note comprising part of the same Revolving Credit Borrowing, the amount obtained by dividing
         (a) the product of (i) the Face Amount of such Discounted Note multiplied by (ii) the product of (A)(1) the Eurocurrency Rate for US Dollars for such Discounted Note plus (2) the Applicable Margin for such Discounted Note multiplied by (B) a fraction the numerator of which is the number of days in the term to Maturity Date of such Discounted Note and the denominator of which is 360 days by (b) the sum of (i) one and (ii) the product of (A)(1) the Eurocurrency Rate for US Dollars for such Discounted Note plus (2) the Applicable Margin in effect for such Discounted Note multiplied by (B) a fraction the numerator of which is the number of days in the term to Maturity Date of such Discounted Note and the denominator of which is 360 days.

                  "Discounted Note" means any payment obligation of Holdings evidenced by the Master Discounted Note and purchased by a Lender pursuant to Section 2.01(b).

                  "Discounted Purchase Price" means, with respect to any Discounted Note purchased by any Lender, the difference between (a) the Face Amount of such Discounted Note and (b) the Discount applicable to such Discounted Note.

                  "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

                  "EBITDA" means, for any period, (a) earnings before income taxes for such period as set forth on the consolidated statements of earnings of the Company and its Subsidiaries for such period less (or plus) (b) other income (or expense) of the Company and its Subsidiaries for such period to the extent included in earnings before income taxes plus (c) Consolidated Net Interest Expense for such period plus (d) all charges for depreciation and amortization for such period as set forth in the consolidated statements of cash flows of the Company and its Subsidiaries for such period less (e) any net income of BFS to the extent such net income is derived from any business activities of BFS unrelated to the Company or any of its Subsidiaries.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender or (c) any other Person approved by the Administrative Agent and the Company, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

                  "Environmental Action" means any suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, proceeding, consent order or

162654.6/NYL3
         consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial determination relating to pollution or to protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Lien" means a Lien in favor of a Governmental Authority securing (a) any liability under any Environmental Law or any Environmental Permit or (b) damages arising from, or remediation costs or injunctive relief imposed by a Governmental Authority in response to, the release or threatened release of Hazardous Materials.

                  "Environmental Permit" means any permit, license or other authorization required under any Environmental Law.

                  "Equivalent" means (a) in US Dollars of any Foreign Currency on any date of determination, the equivalent in US Dollars of such Foreign Currency determined by using the quoted spot rate at which Credit Suisse's principal office in New York City, New York, offers to exchange US Dollars for such Foreign Currency in New York City, New York, at the open of business on such date and (b) in any Foreign Currency of US Dollars on any date of determination, the Equivalent in such Foreign Currency of US Dollars determined by using the quoted spot rate at which Credit Suisse's principal office in New York City, New York, offers to exchange such Foreign Currency for US Dollars in New York City, New York, at the open of business on such date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means:

                           (a) (i) the occurrence of a reportable event,  within
                  the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of paragraph (1) of Section 4043(b) of ERISA (without regard to paragraph (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
                  (12) or (13) of

162654.6/NYL3

                  Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days;

                           (b) the application for a minimum funding waiver with
                  respect to a Plan;

                           (c) the provision by the administrator of any Plan of
                  a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

                           (d) the cessation of operations at a facility of any
                  Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

                           (e) the  withdrawal  by any  Borrower  or any  ERISA
                  Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

                           (f) the conditions for the imposition of a lien under
                  Section 302(f) of ERISA shall have been met with respect to any Plan;

                           (g) the adoption of an amendment to a Plan requiring
                  the provision of security to such Plan pursuant to Section 307 of ERISA; or

                           (h) the  institution  by the PBGC of  proceedings  to
                  terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender or any of its Affiliates specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender (or, if no such office is specified, its Base Rate Lending Office), or such other office of such Lender or any of its Affiliates as such Lender may from time to time specify to the Company and the Administrative Agent for such purpose.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing or for the term to Maturity Date of each Discounted Note comprising part of the same Revolving Credit Borrowing, as the case may be, an interest rate per annum equal to:

                           (a) the  rate  per  annum  at  which  deposits  in US
                  Dollars or in the applicable Primary Currency, as the case may be, appear on page 3740 or 3750 and with respect to any Alternate Currency, such additional page upon which such Alternate Currency may appear, as agreed between the Administrative Agent and the Company (or a successor page thereto) of the Dow Jones Telerate Screen at or about 11:00 A.M.

162654.6/NYL3

                  (London time) two Business Days before (i) in the case of each such Eurocurrency Rate Advance, the first day of such Interest Period and for a period equal to such Interest Period and (ii) in the case of each such Discounted Note, the date that such Discounted Note is purchased by a Lender and for a period equal to the term to Maturity Date thereof; or

                           (b) if such  rate does not so appear on the Dow Jones
                  Telerate Screen at such time, the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in US Dollars or in the applicable Primary Currency, as the case may be, are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at or about 11:00 A.M. (London time) two Business Days before (i) in the case of each such Eurocurrency Rate Advance, the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period and (ii) in the case of each such Discounted Note, the date such Discounted Note is purchased by a Lender in an amount substantially equal to such Reference Bank's Discounted Note comprising part of such Revolving Credit Borrowing and for a period equal to the term to Maturity Date thereof; provided that any determination of the Eurocurrency Rate for any
                  Interest   Period   pursuant  to  this  clause  (b)  shall  be
                  determined  by  the  Administrative  Agent  on  the  basis  of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "Eurocurrency Rate Advance" means a Revolving Credit Advance denominated in US Dollars or in a Primary Currency that bears interest as provided in Section 2.07(a)(ii).

                  "Eurocurrency Rate Reserve Percentage" means, with respect to any Lender for any Interest Period for any Eurocurrency Rate Advance made by such Lender from time to time, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Existing Credit Agreement" means that certain Credit Agreement dated as of November 18, 1992 among the Company, Holdings, B&D Germany, Dom Sicherheitstechnik GmbH & Co. KG, B&D France, the banks party thereto, Chemical Bank, Credit Suisse and The Bank of Nova Scotia, as Managing Agents, and Credit Suisse, as Administrative Agent, as amended, supplemented or otherwise modified through the date hereof.

                  "Extension Date" has the meaning specified in Section 2.17(b).

162654.6/NYL3

                  "Face Amount" means, with respect to any Discounted Note, the amount payable to the holder of such Discounted Note on the Maturity Date thereof.

                  "Facility Fee" has the meaning specified in Section 2.04.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Financial Statements" means, with respect to any Person at any date of determination:

                            (a) the financial  statements of such Person and its
                  Subsidiaries included in the quarterly report of such Person on Form 10-Q or the annual report of such Person on Form 10-K, as the case may be, for the period ended on such date, in each case as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and including all financial statements of such Person and its Subsidiaries incorporated by reference therein; or

                           (b) if there is no quarterly report of such Person on
                  Form 10-Q or annual report of such Person on Form 10-K, as the case may be, for the period ended on such date, a consolidated balance sheet of such Person and its Subsidiaries as at such date and consolidated statements of earnings and cash flow and, as applicable, changes in financial position of such Person and its Subsidiaries for the period ended on such date and for the period commencing at the end of the immediately preceding fiscal year of such Person and ending on such date, setting forth in each case in comparative form the corresponding figures as of the end of and for the corresponding period in the immediately preceding fiscal year of such Person and the corresponding figures as of the end of and for the corresponding year-to-date period in the immediately preceding fiscal year of such Person, all in reasonable detail.

                  "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i), which Advances shall be denominated in US Dollars or in any Foreign Currency.

                  "Foreign Borrower" means Holdings, B&D, Holdings International, B&D Germany, B&D France, B&D Nederland, Emhart and each Designated Subsidiary organized under the laws of a jurisdiction outside of the United States that becomes a Borrower hereunder.

                  "Foreign Currency" means any Primary Currency or any Alternate Currency.

                  "Governmental Authority" means any nation or government or any
         state,   province  or  other  political  subdivision  thereof,  or  any governmental, executive, legislative, judicial,

162654.6/NYL3
         administrative   or   regulatory   agency,    department,    authority,
         instrumentality, commission, board or similar body, whether federal, state, local or foreign.

                  "Guaranteed Obligations" has the meaning specified in Section 7.01.

                  "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Holdings" has the meaning specified in the recital of parties to this Agreement.

                  "Holdings International" has the meaning specified in the recital of parties to this Agreement.

                  "Home Jurisdiction Withholding Taxes" means (a) in the case of the Company, withholding for United States income taxes, United States back-up withholding taxes and United States withholding taxes, (b) in the case of B&D, withholding for United Kingdom income taxes and for United Kingdom withholding taxes, (c) in the case of B&D Germany, withholding for withholding taxes imposed by the Federal Republic of Germany, (d) in the case of B&D France, withholding for withholding taxes imposed by the Republic of France, (e) in the case of each of B&D Nederland and Holdings International, withholding for withholding taxes imposed by The Kingdom of The Netherlands and (f) in the case of Emhart, withholding for withholding taxes imposed by The Swiss Confederation.

                  "Indebtedness" means, with respect to any Person (without duplication):

                           (a) all indebtedness of such Person for borrowed
                  money;

                           (b) all  obligations  of such Person for the deferred
                  purchase price of property and assets or services (other than trade payables incurred in the ordinary course of such Person's business but only if and for so long as the same remains payable on customary trade terms);

                           (c) all obligations of such Person evidenced by
                  notes, bonds, debentures or other similar instruments;

                           (d) all obligations of such Person created or arising
                  under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

162654.6/NYL3

                           (e) all obligations of such Person as lessee under
                  Capitalized Leases;

                           (f) all obligations, contingent or otherwise, of such
                  Person in respect of acceptances, letters of credit or similar extensions of credit;

                           (g) all obligations of such Person in respect of
                  Hedge Agreements, valued at the Agreement Value thereof;

                           (h) all  obligations  of  such  Person  to  purchase,
                  redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock, valued at the greater of (i) its voluntary or involuntary liquidation preference and (ii) the aggregate amount payable therefor upon purchase, redemption, defeasance or payment therefor;

                           (i) all  Indebtedness of other Persons referred to in
                  clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property or assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner to invest in, the debtor (including any agreement to pay for property, assets or services irrespective of whether such property or assets are received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

                           (j) all Indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property and assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnified Party" has the meaning specified in Section 9.04(b).

                  "Initial Borrowers" has the meaning specified in the recital of parties to this Agreement.

                  "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or such LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing or Conversion pursuant to the provisions below and,

162654.6/NYL3
         thereafter, with respect to any such Eurocurrency Rate Advance, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, and subject to clause (c) of this definition, nine or twelve months, as the Borrower requesting such Borrowing or Conversion may, upon notice received by the Administrative Agent in accordance with the applicable provisions of Section 2.02(a), 2.03(a)(i) or 2.09, as the case may be, select; provided, however, that:

                           (a) such Borrower may not select any Interest Period
                  that ends after the scheduled Termination Date;

                           (b) Interest Periods  commencing on the same date for
                  Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                           (c) in the case of any such Revolving Credit Borrowing, such Borrower shall not be entitled to select an Interest Period having a duration of nine or twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Administrative Agent that such Lender will be providing funding for such Revolving Credit Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Revolving Credit Borrowing shall be one, two, three or six months, as specified by the Borrower requesting such Revolving Credit Borrowing in the applicable Notice of Revolving Credit Borrowing as the desired alternative to an Interest Period of nine or twelve months;

                           (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

                           (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.


162654.6/NYL3

                  "Lenders" means, collectively, each Initial Lender and each other Person that shall become a party hereto pursuant to Section 2.17 or 9.07(a), (b) and (c).

                  "Leverage Ratio" means, with respect to the Company and its Subsidiaries at any date of determination, the ratio of (a) the sum (without duplication) of (i) all Reported Net Indebtedness at such date, (ii) all Mandatorily Redeemable Stock of the Company and its Subsidiaries outstanding at such date (valued at the greater of (A) its voluntary or involuntary liquidation preference and (B) the aggregate amount payable therefor upon purchase, redemption, defeasance or payment therefor), determined on a consolidated basis, (iii) the aggregate book value of all accounts receivable on the books of the purchasers thereof sold by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries at such date and (iv) all outstanding obligations of any Person for borrowed money (other than any such obligations of employees in an aggregate amount not to exceed $10,000,000 (or the Equivalent thereof in one or more Foreign Currencies)) that is guaranteed or in effect guaranteed by, or secured by a Lien on the property or assets of, the Company or any of its Subsidiaries at such date to (b) (i) Consolidated Net Worth at such date less (ii) the cumulative consolidated net income of BFS to the extent such net income is derived from any business activities of BFS unrelated to the Company or any of its Subsidiaries less (or plus)
         (iii) the amount by which (A) the equity adjustment for foreign currency translations used in determining Consolidated Net Worth at such date exceeds (or is less than) (B) the amount thereof used in determining Consolidated Net Worth as at December 31, 1995, in each case calculated on the basis of generally accepted accounting principles consistent with those applied by the Company in the preparation of the 1995 Audited Financial Statements. Calculations of the Leverage Ratio shall exclude all effects of unusual or nonrecurring credits or charges after December 31, 1995.

                  "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to:

                           (a) the  rate  per  annum  at  which  deposits  in US
                  Dollars or in the applicable Foreign Currency, as the case may be, appear on page 3740 or 3750 (or a successor page thereto) of the Dow Jones Telerate Screen or, if any Alternate Currency does not appear on either such page (or a successor page thereto), such additional page of the Dow Jones Telerate Screen upon which such Alternate Currency appears, as agreed between the Administrative Agent and the Company from time to time, at or about 11:00 A.M. (London time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; or

                           (b) if such  rate does not so appear on the Dow Jones
                  Telerate Screen at such time, the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in US Dollars or in the applicable Foreign Currency, as the case may be, are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at or about 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective Pro Rata Shares of such Competitive Bid Borrowing if such Borrowing were a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period;

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
                  provided that any determination of the LIBO Rate for any Interest Period pursuant to this clause (b) shall be determined  by  the  Administrative  Agent  on  the  basis  of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "LIBO Rate Advances" has the meaning specified in Section 2.03(a)(i).

                  "Lien" means any lien, security or other charge or encumbrance of any kind, or any other type of preferential arrangement entered into as security, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property, but shall not include the interest of a third party in receivables sold by any Person to such third party on a nonrecourse basis.

                  "Mandatorily Redeemable Stock" means, at any date of determination, (a) with respect to any Person, any shares of capital stock of (or other similar ownership interest in) such Person or any other Person that, at such date, (i) are redeemable, payable or required to be purchased or otherwise retired or extinguished, or are convertible into any Indebtedness or other liability of such Person, whether mandatorily or at the option of the holder thereof (except if an event must occur to cause or permit the holder thereof to require redemption or repurchase of such capital stock (or such other ownership interest) and such event has not occurred at such date) , prior to the then scheduled Termination Date or (ii) are convertible into any shares of capital stock (or other similar ownership interest) of the types referred to in subclause (a)(i) above and (b) in addition, with respect to BFS, its Class A Senior Preferred Shares.

                  "Master Discounted Note" means a promissory note of Holdings in favor of the Administrative Agent, for the account of the Lenders, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of Holdings to the Lenders under or in respect of Discounted Notes.

                  "Material Adverse Effect" means any material adverse effect on
         (a) the ability of the Company and its Subsidiaries, taken as a whole, to perform the obligations of the Borrowers under this Agreement and the Notes or (b) the legality, binding nature, validity or enforceability of this Agreement or any Note as an obligation of any Borrower that is intended to be a party thereto.

                  "Maturity Date" means, for each Discounted Note comprising part of the same Revolving Credit Borrowing, the date on which the Face Amount for such Discounted Note becomes due and payable in accordance with the provisions set forth below, which shall be a day occurring 30, 60, 90 or 180 days after the date on which such Discounted Note is purchased by a Lender as part of any Revolving Credit Borrowing, as Holdings may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date on which such Discounted Note is to be purchased, select; provided, however, that:

                           (a) Holdings may not select a Maturity Date for any
                  Discounted Note that occurs after the scheduled Termination Date;

162654.6/NYL3

                           (b) the Maturity Dates for all Discounted Notes
                  comprising part of the same Revolving Credit Borrowing shall occur on the same date;

                           (c) Discounted Notes may not be Converted; and

                           (d) whenever the  Maturity  Date for any  Discounted
                  Note would otherwise occur on a day other than a Business Day, such Maturity Date shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the Maturity Date for such Discounted Note to be more than 183 days after the date that such Discounted Note was purchased by a Lender, the Maturity Date thereof shall occur on the immediately preceding Business Day.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto acceptable to the Required Lenders.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and at least one Person other than the Borrowers and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NationsBank" has the meaning specified in the recital of parties to this Agreement.

                  "1995 Audited Financial Statements" means the Financial Statements of the Company for the fiscal year of the Company ended December 31, 1995, as filed with the Securities and Exchange Commission on Form 10-K for such fiscal year.

                  "Non-Consenting Lender" has the meaning specified in Section 2.17(b).

                  "Note" means a Revolving Credit Note, a Discounted Note, a Master Discounted Note or a Competitive Bid Note, as the context may require.

                  "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a).

                  "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

                  "Other Taxes" has the meaning specified in Section 2.14(b).

                  "Payment Office" means, with respect to any Competitive Bid Borrowing comprised of any Alternate Currency, such office of Credit Suisse as shall from time to time be selected by

162654.6/NYL3
         the Administrative Agent and designated by the Administrative Agent in writing to the Borrowers and the Lenders for such purpose.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Performance Level" means Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V, as appropriate.

                  "Performance Level I" means, at any date of determination, the non-credit enhanced long-term senior unsecured public debt of the Company shall have a Public Debt Rating in effect on such date of at least A- by S&P or at least A3 by Moody's.

                  "Performance  Level II" means,  at any date of  determination,
         (a) the Performance Level does not meet the requirements of Performance Level I and (b) the non-credit enhanced long-term senior unsecured public debt of the Company shall have a Public Debt Rating in effect on such date of at least BBB+ by S&P or at least Baa1 by Moody's.

                  "Performance  Level III" means, at any date of  determination,
         (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the non-credit enhanced long-term senior unsecured public debt of the Company shall have a Public Debt Rating in effect on such date of at least BBB by S&P or at least Baa2 by Moody's.

                  "Performance  Level IV" means,  at any date of  determination,
         (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) the non-credit enhanced long-term senior unsecured public debt of the Company shall have a Public Debt Rating in effect on such date of at least BBB- by S&P or at least Baa3 by Moody's.

                  "Performance Level V" means, at any date of determination, the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.

                  "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and remain unstayed:

                           (a) Liens for taxes, assessments and governmental
                  charges or levies to the extent not required to be paid under
                  Section 5.01(b);

                           (b) Liens  imposed  by law,  such as  materialmen's,
                  mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Indebtedness for borrowed money) that (i) are not overdue for a period of more than 30 days or (ii) are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting principles in effect from time to time;


162654.6/NYL3

                           (c) pledges or deposits to secure  obligations  under
                  workers' compensation laws or other similar legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;

                           (d) Liens securing the  performance of, or payment in
                  respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

                           (e) any  interest  or title of a lessor or  sublessor
                  and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect; and

                           (f) easements, rights of way, zoning restrictions and
                  other encumbrances on title to real property that do not, either individually or in the aggregate, render title to the property encumbered thereby unmarketable or materially and adversely affect the use of such property for its present purposes.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Primary Currencies" means, collectively, the lawful currency of the United Kingdom of Great Britain and Northern Ireland, the lawful currency of the Federal Republic of Germany, the lawful currency of the Republic of France, the lawful currency of The Kingdom of The Netherlands and the lawful currency of The Swiss Confederation.

                  "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the aggregate Commitments of all Lenders at such time and (b) such amount.

                  "Public Debt Rating" means, as of any date of determination, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured public debt issued or to be issued by the Company. For purposes of the foregoing:

                           (a) if only  one of S&P  and  Moody's  shall  have in
                  effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating;

                           (b) if, at any time, neither S&P nor Moody's shall
                  have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be set in

162654.6/NYL3
                  accordance with Performance Level V under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be;

                           (c) if the  ratings  established  by S&P and  Moody's
                  shall fall within different Performance Levels, the Applicable Margin and/or the Applicable Percentage shall be based upon the higher rating therefrom; provided, however, that, if the lower of such ratings is two Performance Levels below the higher of such ratings, the Applicable Margin and the
                  Applicable Percentage shall be set in accordance with the Performance Level that is in the middle of such Performance Levels; and provided further, however, that, if the lower of such ratings is more than two Performance Levels below the higher of such ratings, the Applicable Margin and/or the Applicable Percentage shall be deemed to be the average of the Applicable Margins or the Applicable Percentages, as the case may be, that correspond to such ratings;

                           (d) if any rating established by S&P or Moody's shall
                  be changed, such change shall be effective as of the first Business Day after the date on which such change is announced publicly by the rating agency making such change; and

                           (e) if S&P or Moody's shall change the basis on which
                  ratings are established by it, each reference to the Public Debt Rating announced by S&P or Moody's shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "Reference Banks" means Credit Suisse, Citibank and Nationsbank or, in the event that any one of such banks ceases to be a Lender hereunder at any time, any other commercial bank designated by the Company and approved by the Required Lenders as constituting a "Reference Bank" hereunder.

                  "Refinancing Borrowing" means a Revolving Credit Borrowing consisting of the purchase of Discounted Notes on such date to the extent that (a) the Discounted Purchase Price thereof is not greater than the Face Amount of the Discounted Notes maturing on such date and
         (b) the proceeds of such Revolving Credit Borrowing are used to repurchase the Discounted Notes maturing on such date.

                  "Register" has the meaning specified in Section 9.07(d).

                  "Reported Net Indebtedness" means, at any date of determination, (a) the consolidated liabilities of the Company and its Subsidiaries at such date that are for money borrowed or that constitute short-term borrowings or long-term debt less (b) all cash and cash equivalents of the Company and its Subsidiaries at such date, determined in accordance with generally accepted accounting principles consistent with those applied by the Company in the preparation of the 1995 Audited Financial Statements.

                  "Required Lenders" means, at any time, Lenders owed at least a majority in interest of the aggregate unpaid principal amount of all Revolving Credit Advances owing to, and the aggregate Face Amount of all outstanding Discounted Notes purchased by, Lenders at such time, or, if no such principal amount or Face Amount is outstanding at such time, Lenders having at least a majority in interest of the Commitments at such time.

162654.6/NYL3

                  "Responsible Officer" means the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the General Counsel of each Borrower (or other executive officers of any Borrower performing similar functions) or any other officer of any Borrower or any of its Subsidiaries responsible for overseeing or reviewing compliance with this Agreement and the Notes.

                  "Revolving Credit Advance" means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance.

                  "Revolving Credit Borrowing" means a Borrowing consisting of simultaneous Revolving Credit Advances of the same Type and in the same currency made, or of the simultaneous issuance of Discounted Notes by Holdings and purchased, by each of the Lenders pursuant to Section 2.01.

                  "Revolving Credit Note" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made, and the Discounted Notes purchased, by such Lender.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor thereto acceptable to the Required Lenders.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, either individually or together with its Subsidiaries, taken as a whole, (a) accounted for more than 10% of the consolidated assets of the Company and its Subsidiaries as of such date or (b) accounted for more than 10% of the consolidated net income of the Company and its Subsidiaries for any of the three most recently completed fiscal years of the Company prior to such date, in each case as reflected on the applicable Financial Statements of the Company at or prior to such date.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and no Person other than the Borrowers and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Sterling" means the lawful money of the United Kingdom of Great Britain and Northern Ireland.

                  "Subsidiary"   means,   with   respect  to  any  Person,   any
         corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of

                           (a) the  issued  and  outstanding  shares of  capital
                  stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

162654.6/NYL3

                           (b) the interest in the capital or profits of such
                  limited liability company, partnership or joint venture, or

                           (c) the beneficial interest in such trust or estate,

         is at the time, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that, for all purposes of this Agreement, BFS shall constitute a Subsidiary of the Company.

                  "Substantial Portion" means, at any date of determination, any part of the consolidated consumer and home improvement products segment of the Company and its Subsidiaries (a) the assets of which constitute more than 25% of the consolidated assets of the Company and its Subsidiaries as of such date and (b) the related net income of which constituted more than 25% of the consolidated net income of the Company and its Subsidiaries for any of the three most recently completed fiscal years of the Company prior to such date, in each case as reflected on the applicable Financial Statements of the Company at or prior to such date.

                  "Substantially Owned Subsidiary" means, at any time, any Subsidiary of the Company of which (or in which) at least 80% of

                           (a) the  issued  and  outstanding  shares of  capital
                  stock having ordinary voting power to elect a majority of the board of directors of such Subsidiary (irrespective of whether at the time shares of capital stock of any other class or classes of such Subsidiary shall or might have voting power upon the occurrence of any contingency), and/or

                           (b) all other ownership interests and rights to
                  acquire ownership interests in such Subsidiary,

         is at such time, directly or indirectly, owned or controlled by the Company, by the Company and one or more of its wholly owned Subsidiaries or by one or more wholly owned Subsidiaries of the Company.

                  "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Taxes" has the meaning specified in Section 2.14(a).

                  "Termination Date" means the earlier of (a) April 23, 2001, subject to extension thereof pursuant to Section 2.17, and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender pursuant to Section 2.17 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

                  "Type" refers to the distinction between Revolving Credit Advances bearing interest at the Base Rate and at the Eurocurrency Rate.


162654.6/NYL3

                  "Unused Commitment" means, with respect to any Lender at any time, (a) such Lender's Commitment at such time less (b) the sum of:

                           (i) the aggregate  principal  amount of all Revolving
                  Credit Advances made, and the aggregate Face Amount of all Discounted Notes purchased, by such Lender (in its capacity as a Lender) and outstanding at such time; and

                           (ii) such  Lender's  Pro Rata Share of the  aggregate
                  principal amount of Competitive Bid Advances made by the Lenders and outstanding at such time.

                  "US Dollars" and the "$" sign each mean the lawful money of the United States of America.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".


                                   ARTICLE II

                 TERMS OF THE ADVANCES AND THE DISCOUNTED NOTES

                  SECTION 2.01. The Advances. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount for each such Advance (determined in the case of any Revolving Credit Advance denominated in a Primary Currency by reference to the Equivalent thereof in US Dollars on such Business Day) not to exceed such Lender's Unused Commitment on such Business Day. Each Revolving Credit Borrowing comprised of Revolving Credit Advances shall be in an aggregate amount of not less than $10,000,000 (or the Equivalent thereof in the Primary Currency in which such Revolving Credit Borrowing is denominated) (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by any Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by such Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type and in the same currency made on the same day by the Lenders according to their respective Pro Rata Shares of such Revolving Credit Borrowing. Within the limits of each Lender's Unused Commitment, any Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a).

162654.6/NYL3

                  (b) The Discounted Notes. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to purchase Discounted Notes denominated in US Dollars from Holdings from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate Face Amount for each such Discounted Note not to exceed such Lender's Unused Commitment on such Business Day. Each Revolving Credit Borrowing comprised of Discounted Notes shall be in an aggregate Face Amount of not less than $10,000,000 and shall consist of Discounted Notes purchased on the same day by the Lenders according to their respective Pro Rata Shares of such Revolving Credit Borrowing. Within the limits of each Lender's Unused Commitment, Holdings may borrow under this Section 2.01(b), repurchase pursuant to Section 2.10 and reborrow under this Section 2.01(b).

                  SECTION  2.02.   Making  the  Revolving  Credit  Advances  and
Purchasing the Discounted Notes. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing comprised of Eurocurrency Rate Advances or Discounted Notes, or not later than 9:00 A.M. (New York City time) on the same Business Day as the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing comprised of Base Rate Advances, by any Borrower to the Administrative Agent, which shall give each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or by telecopier or telex, in substantially the form of Exhibit B-1 hereto, specifying therein (i) the requested date of such Revolving Credit Borrowing (which shall be a Business Day), (ii) whether Discounted Notes or Advances are to comprise such proposed Revolving Credit Borrowing and, if Advances, the requested Type of Advances comprising such proposed Revolving Credit Borrowing, (iii) the requested aggregate principal amount (or, in the case of Discounted Notes, the requested aggregate Face Amount) of such Revolving Credit Borrowing and (iv) in the case of a Revolving Credit Borrowing consisting of (A) Eurocurrency Rate Advances, the requested initial Interest Period and currency for each such Revolving Credit Advance and
(B) Discounted Notes, (1) the requested Maturity Date of such Discounted Notes and (2) the amount of proceeds thereof, if any, that are to constitute a
Refinancing Borrowing. In the case of a proposed Revolving Credit Borrowing consisting of Discounted Notes, the Administrative Agent shall notify Holdings and each Lender not later than 9:00 A.M. (New York City time) on the second Business Day prior to the date of such proposed Revolving Credit Borrowing, by telecopier or telex, of the Discount applicable to, and such Lender's Pro Rata Share of the aggregate Discounted Purchase Price of, the Discounted Notes comprising such Revolving Credit Borrowing. Each Lender shall, before 12:00 Noon (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of such Revolving Credit Borrowing (other than any Revolving Credit Borrowing to the extent it constitutes a Refinancing
Borrowing), which, in the case of a Revolving Credit Borrowing comprised of Discounted Notes, shall be equal for each Lender to the Discounted Purchase Price of the Discounted Note purchased by such Lender as part of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower requesting such Revolving Credit Borrowing at the applicable Borrowers' Account or at such other address and account number of such Borrower as is reasonably acceptable to the Administrative Agent and as such Borrower shall have specified in the related Notice of Revolving Credit Borrowing. In the case of any Revolving Credit Borrowing that constitutes in whole or in part a Refinancing Borrowing, upon fulfillment of the applicable conditions set forth in Article III, the Discounted Purchase Price of the Discounted Notes comprising such Refinancing Borrowing shall be

162654.6/NYL3
applied to redeem all or a portion of the Discounted Notes maturing on such Business Day, without any further action by, or any transfer of funds to or from, Holdings, the Administrative Agent or any Lender (other than the redemption of any portion of the Discounted Notes maturing on such Business Day that exceeds the amount of such Refinancing Borrowing).

                  (b) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower that requested such Borrowing. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances or Discounted Notes, the Borrower that requested such Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made, or the Discounted Note to be purchased, by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance or such Discounted Note, as a result of such failure, is not made or purchased on such date.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing comprised of Eurocurrency Rate Advances, or prior to 12:00 Noon (New York City time) on the date of any Revolving Credit Borrowing comprised of Base Rate Advances, that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower requesting such Revolving Credit Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share available to the Administrative Agent, such Lender and such Borrower severally agree to repay to, or to repurchase from, the Administrative Agent forthwith on demand such amount, and (except for any Discounted Notes repurchased by Holdings pursuant to clause
(i) of this sentence) to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to, or repurchased from, the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Revolving Credit Advances, or the Accreted Value at such time of the Discounted Notes, comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the higher of (A) the Federal Funds Rate and (B) the cost of funds incurred by the Administrative Agent in respect of such amount. If such Lender shall repay to, or repurchase from, the Administrative Agent such corresponding amount, such amount so repaid or so repurchased shall constitute such Lender's Revolving Credit Advance or the purchase by such Lender of its Discounted Note as part of such Revolving Credit Borrowing for all purposes of this Agreement.

                  (d) The failure of any Lender to make the Revolving Credit Advance to be made, or to purchase the Discounted Note to be purchased, by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance or to purchase its Discounted Note, as the case may be, on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made, or to purchase the Discounted Note to be purchased, by such other Lender on the date of any Revolving Credit Borrowing.

162654.6/NYL3

                  SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the then scheduled Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate principal amount of all Advances outstanding at such time plus the aggregate Face Amount of all Discounted Notes outstanding at such time shall not exceed the aggregate
Commitments of the Lenders at such time (computed without regard to any Competitive Bid Reduction).

                  (i) Any Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein (A) the requested date of such proposed Competitive Bid Borrowing (which shall be a Business Day), (B) the requested aggregate amount of such proposed Competitive Bid Borrowing,
         (C) whether such proposed Competitive Bid Borrowing shall consist of Fixed Rate Advances or LIBO Rate Advances, (D) the requested currency of such proposed Competitive Bid Borrowing, (E) in the case of a Competitive Bid Borrowing consisting of (1) LIBO Rate Advances, the requested Interest Period for each such LIBO Rate Advance and (2) Fixed Rate Advances, the requested maturity date for repayment of each such Fixed Rate Advance (which maturity date may not be earlier than the date occurring seven days after the date of such proposed Competitive Bid Borrowing or later than the earlier of (x) 180 days after the date of such proposed Competitive Bid Borrowing and (y) the Termination
         Date), (F) the requested interest payment date or dates for each Competitive Bid Advance comprising part of such proposed Competitive Bid Borrowing, (G) whether or not the Competitive Bid Advances comprising such proposed Competitive Bid Borrowing may be prepaid and, if so, whether with or without penalty, (H) the address and account number of such Borrower to which the proceeds of such proposed Competitive Bid Borrowing are to be advanced and (I) the requested other terms, if any, to be applicable to such proposed Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (I) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the related Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders are to be fixed rate advances (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and that the Fixed Rate Advances comprising such proposed Competitive Bid Borrowing shall be denominated in US Dollars, (II) at least three Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in the related Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Borrowing shall be Fixed Rate Advances denominated in a Primary Currency and (III) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the related Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Borrowing shall be Fixed Rate Advances denominated in an Alternate Currency or are to be based on the LIBO Rate (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"); provided, however, that the Borrowers may not request more than one Competitive Bid Borrowing on any Business Day. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower that requested such Competitive Bid Borrowing. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from any Borrower.

162654.6/NYL3

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower requesting the Competitive Bid Advances as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower requesting the Competitive Bid Borrowing), before 10:00 A.M. (New York City time) (A) on the same Business Day as the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in US Dollars,
         (B) two Business Days prior to the date of the proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in a Primary Currency, and (C) three Business Days prior to the date of the proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in an Alternate Currency or of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance that such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso of the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Administrative Agent, in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower requesting such Competitive Bid Borrowing of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                  (iii) The Borrower requesting any particular Competitive Bid Borrowing shall, in turn, before (A) 10:30 A.M. (New York City time) on the same Business Day as the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in US Dollars, (B) 11:00 A.M. (New York City time) two Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in a Primary Currency, and (C) 11:00 A.M (New York City time) three Business Days prior to the date of the proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in an Alternate Currency or of LIBO Rate Advances, either:

                           (1) cancel such Competitive Bid Borrowing by giving
                  the Administrative Agent notice to that effect; or

                           (2) accept one or more of the offers made by any Lender or Lenders pursuant to Section 2.03(a)(ii), in its sole discretion but subject to the next two succeeding sentences, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the
                  Administrative Agent on behalf of such Lender for such Competitive Bid Advance

162654.6/NYL3
                  pursuant to Section 2.03(a)(ii)) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to Section 2.03(a)(ii) by giving the Administrative Agent notice to that effect; provided, however, that such Borrower may not accept offers that, in the aggregate, exceed the amount of the proposed Competitive Bid Borrowing specified in the related Notice of Competitive Bid Borrowing. The Borrower that requested such Competitive Bid Borrowing shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders for a particular Competitive Bid Borrowing. If two or more Lenders have offered the same interest rate for a particular Competitive Bid Borrowing, the amount to be borrowed at such interest rate will be allocated among such Lenders ratably according to the amount that each such Lender offered at such interest rate.

                  (iv) If the Borrower that requested any particular Competitive Bid Borrowing notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to Section 2.03(a)(iii)(1), the Administrative Agent shall give prompt notice thereof to each of the Lenders and such Competitive Bid Borrowing shall not be made.

                  (v) If the Borrower that requested any particular  Competitive
         Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.03(a)(iii)(2) in respect of such Competitive Bid Borrowing, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in
         Section 2.03(a)(ii) of the date and the aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to Section 2.03(a)(ii) have been accepted by such Borrower and (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, (1) of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing and (2) upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of any Competitive Bid Borrowing shall, before 12:00 Noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to subclause (v)(A) of the immediately preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to subclause
         (v)(B)(2) of the immediately preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at
         (x) in the case of a Competitive Bid Borrowing denominated in US Dollars or in a Primary Currency, at the applicable Administrative Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing in US Dollars or in such Primary Currency, as the case may be, and (y) in the case of a Competitive Bid Borrowing denominated in an Alternate Currency, at the Payment Office for such Alternate Currency (as shall have been notified by the Administrative Agent to the Lenders prior thereto), in same day funds, such Lender's portion of such Competitive Bid Borrowing in such Alternate Currency. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower that requested such Borrowing at the address and the account number specified by such Borrower in the related Notice of Competitive Bid Borrowing or, if no such address and account number are specified in the related Notice of Competitive Bid Borrowing, at the applicable Administrative Agent's Account or the applicable Payment Office, as the case may be.

162654.6/NYL3

         Promptly after (I) each Competitive Bid Borrowing, the Administrative Agent will notify each Lender of the amount of such Competitive Bid Borrowing, the corresponding Competitive Bid Reduction resulting therefrom and the dates upon which such Competitive Bid Reduction commenced and will terminate and (II) the prepayment of any Competitive Bid Borrowing by the applicable Borrower, the Administrative Agent will notify each Lender of the amount and date of each such prepayment and the amount, if any, of the corresponding Competitive Bid Reduction remaining after giving effect thereto.

                  (vi) If the Borrower that requested any particular Competitive Bid Borrowing notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.03(a)(iii)(2), such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding any loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

                  (b) Each Competitive Bid Borrowing shall be (i) in the case of a Competitive Bid Borrowing denominated in US Dollars or in a Primary Currency, in an aggregate amount of not less than $5,000,000 (or the Equivalent thereof in such Primary Currency) or (ii) in the case of a Competitive Bid Borrowing denominated in an Alternate Currency, in the Equivalent of not less than $2,000,000 in such Alternate Currency and, following the making of each Competitive Bid Borrowing, the Borrowers shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.03(a).

                  (c) Within the limits and on the  conditions set forth in this
Section 2.03, any Borrower may from time to time borrow under Section 2.03(a), repay pursuant to Section 2.06(c) or prepay pursuant to Section 2.03(d), and reborrow under Section 2.03(a).

                  (d) The Borrower to which any particular Competitive Bid Borrowing is made shall have no right to prepay the principal amount of any Competitive Bid Advance (or any portion thereof) unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 2.03(a)(i) and, if applicable, set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

                  (e) The Borrower to which any particular Competitive Bid Borrowing is made shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for and in the currency of such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to Section 2.03(a)(ii), payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 2.03(a)(i) and, if applicable, provided in the Competitive Bid Note evidencing such Competitive Bid Advance.


162654.6/NYL3

                  (f) Each Borrower agrees that, upon notice by any Lender to such Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) any Competitive Bid Advance to be made to such Borrower by such Lender as part of a Competitive Bid Borrowing, such Borrower shall promptly execute and deliver to such Lender a separate promissory note, in substantially the form of Exhibit A-2 hereto (each, a "Competitive Bid Note"), payable to the order of such Lender in a principal amount equal to the amount of indebtedness of such Borrower resulting from such Competitive Bid Advance.

                  SECTION 2.04. Fees. (a) Facility Fee. Each Borrower jointly and severally agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee (the "Facility Fee") on the daily amount of such Lender's Commitment (whether used or unused) from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender in the case of each other Lender until, in each case, the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last Business Day of each June, September, December and March, commencing June 28, 1996, and on the Termination Date.

                  (b) Agents' Fees. The Company shall pay to each of the Administrative Agent, the Documentation Agent and the Syndication Agent, for its own account, such fees as may from time to time be agreed in various fee letters between the Company, on the one hand, and the Administrative Agent, the Documentation Agent or the Syndication Agent, on the other hand.

                  SECTION 2.05. Termination or Reduction of the Commitments. The Borrowers shall have the right, upon at least five days' notice to the Administrative Agent, to irrevocably terminate in whole or reduce ratably in part the aggregate Unused Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof or, if less, the aggregate amount of the Commitments at such time.

                  SECTION 2.06. Repayment of Advances and Repurchase of Discounted Notes. (a) Repayment of Revolving Credit Advances. Each Borrower shall repay to the Administrative Agent, for the ratable account of the Lenders on the Termination Date the aggregate principal amount of all Revolving Credit Advances made to such Borrower and outstanding on such date.

                  (b) Repurchase of Discounted Notes. Holdings shall redeem or repurchase all Discounted Notes from the Administrative Agent, for the ratable account of the Lenders (i) on the Maturity Date specified for such Discounted Notes at the Face Amount of all such Discounted Notes comprising the same Revolving Credit Borrowing or (ii) if earlier, on the Termination Date at a purchase price equal to the aggregate Accreted Value of all outstanding Discounted Notes on such date.

                  (c) Repayment of Competitive Bid Advances. Each Borrower shall repay to the Administrative Agent, for the account of each Lender that has made a Competitive Bid Advance, the aggregate outstanding principal amount of each Competitive Bid Advance made to such Borrower and owing to such Lender on the earlier of (i) the maturity date therefor, in the case of any such Competitive Bid Advance that is a Fixed Rate Advance, or the last day of the Interest Period therefor, in the case of any such Competitive Bid Advance that is a LIBO Rate Advance, in each case as specified in the related

162654.6/NYL3

Notice of Competitive Bid Borrowing delivered pursuant to Section 2.03(a)(i) and, if applicable, provided in the Competitive Bid Note evidencing such Competitive Bid Advance, and (ii) the Termination Date.

                  SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance made to such Borrower and owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last Business Day of each June, September, December and March during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (A) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (B) the
         Applicable Margin in effect from time to time during such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), each Borrower shall pay interest on:

                  (i) the unpaid principal amount of each Revolving Credit Advance made to such Borrower and owing to each Lender, payable in arrears on the dates referred to in Section 2.07(a)(i) or 2.07(a)(ii), at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to Section 2.07(a)(i) or 2.07(a)(ii), as applicable;

                  (ii) the  unpaid  principal  amount  of each  Competitive  Bid
         Advance made to such Borrower and owing to any Lender, payable in arrears on the date or dates interest is payable on such Competitive Bid Advance, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance in the offer made by such Lender pursuant to Section 2.03(a)(ii) and accepted by such Borrower under Section 2.03(a)(v) and, if applicable, provided in the Competitive Bid Note evidencing such Competitive Bid Advance; and

                  (iii) to the fullest extent permitted by applicable law, the amount of any interest, fees or other amounts (including, without limitation, any Discounted Note) owing by such Borrower to the Administrative Agent or any Lender under this Agreement or any Note that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to Section 2.07(a)(i).

162654.6/NYL3

                  (c) Additional Interest on Eurocurrency Rate Advances. Each Borrower shall pay to each Lender, so long as and to the extent such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Rate Advance of such Lender, from the date of such Eurocurrency Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the Eurocurrency Rate for the applicable Interest Period for such Eurocurrency Rate Advance from (b) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is otherwise payable on such Eurocurrency Rate Advance. Such Lender shall as soon as practicable provide notice to the Administrative Agent and the Borrowers of any such additional interest arising in connection with any such Eurocurrency Rate Advance, which notice shall be conclusive and binding, absent manifest error; provided, however, that no Lender shall be entitled to additional interest on any Eurocurrency Rate Advance pursuant to this Section 2.07(c) for any period occurring more than 90 days prior to the date that notice of such additional interest is first provided by such Lender to the Borrowers.

                  SECTION 2.08. Interest Rate and Discount Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurocurrency Rate and each LIBO Rate in accordance with clause (b) of the respective definitions thereof set forth in Section 1.01 and, if necessary, each Discount. If any one of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate or Discount, the Administrative Agent shall determine such interest rate or Discount on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or 2.07(a)(ii) and, if applicable, the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

                  (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Administrative Agent that the Eurocurrency Rate for any Interest Period for such Eurocurrency Rate Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the affected Borrowers and the Lenders, whereupon (i) such Eurocurrency Rate Advances will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in US Dollars, Convert into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in a Primary Currency, be exchanged for an Equivalent amount of US Dollars and Converted into Base Rate Advances and (ii) the obligation of the Lenders to make Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist. If, with respect to Discounted Notes having a particular Maturity Date, the Required Lenders notify the Administrative Agent that the Eurocurrency Rate for such Discounted Notes will not adequately reflect the cost to such Required Lenders of purchasing, funding or maintaining their respective Discounted Notes, the Administrative Agent shall forthwith so notify Holdings and the Lenders, whereupon the obligation of the Lenders to purchase such Discounted Notes or any other Discounted Notes shall be suspended until the
Administrative Agent shall notify Holdings and the Lenders that the circumstances causing such suspension no longer exist.

162654.6/NYL3

                  (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances made or to be made to such Borrower in accordance with the provisions contained in the definition of "Interest Period" set forth in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Lenders and such Eurocurrency Rate Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in US Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Primary Currency, be exchanged for an Equivalent amount of US Dollars and Converted into Base Rate Advances.

                  (d) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advance is denominated in US Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in a Primary Currency, be exchanged for an Equivalent amount of US Dollars and Converted into a Base Rate Advance and (ii) the obligation of the Lenders to make Eurocurrency Rate Advances, and to purchase Discounted Notes from Holdings, shall be suspended.

                  (e) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances or the LIBO Rate for any LIBO Rate Advances in accordance with clause (b) of the respective definitions thereof set forth in
Section 1.01 or, if necessary, the Discount for any Discounted Notes:

                  (i) the Administrative Agent shall forthwith notify the affected Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances or such LIBO Rate Advances or that the Discount cannot be determined for such Discounted Notes, as the case may be;

                  (ii) with respect to Eurocurrency Rate Advances, each such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in US Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in a Primary Currency, be exchanged for an Equivalent amount of US Dollars and Converted into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance); and

                  (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances, or to Convert Revolving Credit Advances into Eurocurrency Rate Advances, or to purchase Discounted Notes, shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.09. Optional Conversion of Revolving Credit Advances. Each Borrower may on any Business Day on which no Default has occurred and is continuing, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Eurocurrency Rate Advances or of Eurocurrency Rate Advances of one Interest Period into Eurocurrency Rate Advances denominated in the same currency and of another Interest Period, or not later than 1:00 P.M. (New York City time) on the same Business Day as the date of the proposed Conversion in the case of a Conversion of Eurocurrency Rate Advances into Base Rate Advances, and, in any case, subject to

162654.6/NYL3
the provisions of Sections 2.08, 2.09 and 2.13, Convert all Revolving Credit Advances comprising one or more Borrowings into one or more Borrowings comprised of Revolving Credit Advances so long as, after giving effect to any such Conversion, each Revolving Credit Borrowing is comprised of Revolving Credit Advances denominated in the same currency and, in the case of any Borrowing comprised of Eurocurrency Rate Advances, having the same Interest Period; provided, however, that:

                  (a) No Conversion of Revolving Credit Advances shall result in
         (i) any Revolving Credit Borrowing failing to comply with the second sentence of Section 2.01 or (ii) the aggregate principal amount of all outstanding Advances, and the aggregate Face Amount of all outstanding Discounted Notes, at the time of such Conversion exceeding the aggregate Commitments of the Lenders at such time;

                  (b) No Eurocurrency Rate Advances of one currency shall be Converted into Eurocurrency Rate Advances of another currency; and

                  (c) In the case of any Conversion of Eurocurrency Rate Advances of one Interest Period into Eurocurrency Rate Advances of another Interest Period or of Eurocurrency Rate Advances into Base Rate Advances other than on the last day of an Interest Period therefor, the Borrower requesting such Conversion shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion (which shall be a Business Day), (ii) the Revolving Credit Advances to be Converted and (iii) if such Conversion is into Eurocurrency Rate Advances, the currency of and the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower requesting such Conversion.

                  SECTION 2.10. Prepayments of Revolving Credit Advances and Repurchases of Discounted Notes. (a) Optional Prepayments. Each Borrower may, upon at least the same Business Day's notice to the Administrative Agent received not later than 11:00 A.M. (New York City time) in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, and upon at least three Business Days' notice to the Administrative Agent received not later than 11:00 A.M. (New York City time) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances or Discounted Notes, stating the proposed date and aggregate principal amount of the prepayment or, in the case of Discounted Notes, aggregate Face Amount of the repurchase, and if such notice is given such Borrower shall, (i) in the case of Revolving Credit Advances, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, and (ii) in the case of Discounted Notes, repurchase, by payment of the Accreted Value to the date of such repurchase of the outstanding Discounted Notes comprising part of the same Revolving Credit Borrowing in whole or ratably in part; provided, however, that (A) each partial prepayment or repurchase, as the case may be, shall be in an aggregate amount of not less than $10,000,000 (or the Equivalent thereof in the Primary Currency in which such Revolving Credit Borrowing is denominated, determined on the date the related notice of prepayment or repurchase is given) and (B) in the case of any such prepayment of Eurocurrency Rate Advances or any such repurchase of Discounted Notes, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).


162654.6/NYL3

                  (b) Mandatory Prepayments. If, on any date, the Administrative Agent notifies the Company that the sum of (i) the aggregate principal amount of all Advances denominated in US Dollars, and the aggregate Face Amount of all Discounted Notes, outstanding on such date and (ii) the Equivalent in US Dollars of the aggregate principal amount of all Advances denominated in Foreign Currencies outstanding on such date exceeds 100% of the aggregate Commitments of the Lenders on such date, then the Company and each of the other Borrowers jointly and severally agree to prepay or to repurchase, as soon as practicable and in any event within three Business Days of such notice, subject to the proviso to this sentence set forth below, the outstanding principal amount of any Advances owing by such Borrower and/or, in the case of Holdings, the outstanding Discounted Notes with an Accreted Value to the date of such repurchase in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date, together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid; provided that if the aggregate principal amount of Base Rate Advances outstanding at the time of such required prepayment is less than the amount of such required prepayment, the portion of such required prepayment in excess of the aggregate principal amount of Base Rate Advances then outstanding shall be deferred until the earliest to occur of the last day of the Interest Period of the outstanding Eurocurrency Rate Advances or the outstanding LIBO Rate Advances, the Maturity Date of the outstanding Discounted Notes and/or the maturity date of the outstanding Fixed Rate Advances, as the case may be, in an aggregate amount equal to the excess of such required prepayment. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrowers and the Lenders, and shall provide prompt notice to the Borrowers of any such notice of required prepayment received by it from any Lender.

                  SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law, rule or regulation or (ii) the compliance with, or the implementation or administration (or change in the administration or enforcement) of, any directive, guideline or request from any central bank or other Governmental Authority, whether or not having the force of law, there shall be any increase in the cost to any Lender of agreeing to make or making, to purchase or purchasing, funding or maintaining Eurocurrency Rate Advances, LIBO Rate Advances or Discounted Notes, or any reduction in the amount owing to, or effective return earned or realizable by, any Lender under this Agreement or any Note in respect of any such Advances or Discounted Notes, as the case may be (including for purposes of this Section 2.11 any such increased costs resulting from Taxes or Other Taxes for which the Borrowers are obligated to reimburse the Administrative Agent or the Lenders under Section 2.14), then the Borrowers jointly and severally agree to pay from time to time to the Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for all such increased costs or reduced amounts or return, such additional compensation to be paid by the Borrowers within 15 days of the date of demand therefor by such Lender (with a copy of such demand to the Administrative Agent) for all additional compensation accrued prior to such demand and on the dates specified by such Lender in such demand for all such additional compensation owing to such Lender thereafter; provided, however, that if a Lender fails to deliver a demand for any additional compensation to which it is entitled under this Section 2.11(a) within 180 days after such Lender becomes entitled thereto, such Lender shall only be entitled to additional compensation for any such amounts incurred prior to the date of such demand that accrued from and after the date that is 180 days prior to the date such Lender delivers such demand and for all such additional compensation that shall accrue on and after the date of such demand; and provided further, however, that before making any such demand, each Lender agrees to use reasonable efforts

162654.6/NYL3

(consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost or reduced amount or return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost or reduced amount or return in reasonable detail (including the basis of calculation thereof), submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines that compliance with any law, rule or regulation or any directive, guideline or request from any central bank or other Governmental Authority, or any change therein or in the implementation, administration or enforcement thereof, that is enacted or becomes effective, or is implemented or is first required or expected to be complied with, after the date of this Agreement, whether or not having the force of law, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or is based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then the Borrowers jointly and severally agree to pay from time to time to the Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder, such additional compensation to be paid by the Borrowers within 15 days of the date of demand therefor by such Lender (with a copy of such demand to the Administrative Agent) for all additional compensation accrued prior to such demand and on the dates specified by such Lender in such demand for all such additional compensation owing to such Lender thereafter; provided, however, that if a Lender fails to deliver a demand for any additional compensation to which it is entitled under this Section 2.11(b) within 180 days after such Lender becomes entitled thereto, such Lender shall only be entitled to additional compensation for any such amounts incurred prior to the date of such demand that accrued from and after the date that is 180 days prior to the date such Lender delivers such demand and for all such additional compensation that shall accrue on and after the date of such demand. A certificate as to such amounts in reasonable detail (including the basis of calculation thereof), submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If a Lender demands additional compensation under Section 2.11(a) or 2.11(b) with respect to Eurocurrency Rate Advances or Discounted Notes, the Borrowers may (but shall not be obligated to), upon at least five Business Days' notice to such Lender (with a copy of such notice to the Administrative Agent), elect that, until the circumstances causing such demand for additional compensation no longer apply to such Lender, all Eurocurrency Rate Advances that would otherwise be made, and all Discounted Notes that would otherwise be purchased, by such Lender as part of any Revolving Credit Borrowing shall be made instead as Base Rate Advances, and all payments of principal of and interest on such Base Rate Advances shall be made at the same time as payments on the Eurocurrency Rate Advances or the Discounted Notes, as the case may be, otherwise comprising part of such Revolving Credit Borrowing.

                  SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its

162654.6/NYL3
obligations hereunder to make Eurocurrency Rate Advances or LIBO Rate Advances or to purchase Discounted Notes, or to fund or maintain Eurocurrency Rate
Advances,  LIBO Rate Advances or Discounted  Notes, (a) each  Eurocurrency  Rate
Advance or LIBO Rate Advance, as the case may be, of such Lender will automatically, on the last day of the Interest Period then in effect therefor if permitted by applicable law or otherwise upon demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i) and (b) the obligation of such Lender to make Eurocurrency Rate Advances or LIBO Rate Advances, to Convert Revolving Credit Advances into Eurocurrency Rate Advances or to purchase Discounted Notes shall be suspended until the Administrative Agent shall notify the Borrowers (promptly following notice from such Lender) that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or LIBO Rate Advances, and to purchase Discounted Notes, or to continue to fund or maintain Eurocurrency Rate Advances, LIBO Rate Advances or Discounted Notes, and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If the obligation of a Lender to make Eurocurrency Rate Advances or to purchase Discounted Notes is suspended pursuant to this Section 2.12, then, until the circumstances causing such suspension no longer apply to such Lender, all Eurocurrency Rate Advances that would otherwise be made, and all Discounted Notes that would otherwise be purchased, by such Lender as part of any Revolving Credit Borrowing shall be made instead as Base Rate Advances, and all payments of principal of and interest on such Base Rate Advances shall be made at the same time as payments on the Eurocurrency Rate Advances or the Discounted Notes, as the case may be, otherwise comprising part of such Revolving Credit Borrowing.

                  SECTION 2.13. Payments and Computations. (a) Each Borrower shall make each payment required to be made by it hereunder and under the Notes, except with respect to principal of, interest on and other amounts arising from, or incurred in respect of, Advances denominated in a Foreign Currency, not later than 11:00 A.M. (New York City time) on the day when due in US Dollars to the Administrative Agent at the applicable Administrative Agent's Account, in same day funds. Each Borrower shall make each payment required to be made by it hereunder and under the Notes with respect to principal of, interest on and other amounts arising from, or incurred in respect of, Advances denominated in a Foreign Currency not later than 11:00 A.M. (at the time of the jurisdiction in which the applicable Administrative Agent's Account or the Payment Office for such Foreign Currency is located) on the day when due in such Foreign Currency to the Administrative Agent, in same day funds, (i) in the case of each Primary Currency, at the applicable Administrative Agent's Account and (ii) in the case of each Alternate Currency, by deposit of such funds to the account of the Administrative Agent maintained at the applicable Payment Office. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or the Facility Fee ratably (other than amounts payable pursuant to Section 2.02(c), 2.03, 2.07(c), 2.11, 2.12, 2.14, 2.15, 2.17 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior

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                                                        38

to such effective date directly between themselves. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Termination Date pursuant to Section 2.17, and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording the information contained therein in the Register pursuant to Section 2.17(d), from and after the applicable Extension Date, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assumed thereby to the Assuming Lender.

                  (b) All computations of interest that are based on clause (a) of the definition of "Base Rate" set forth in Section 1.01, the Eurocurrency Rate for Revolving Credit Advances denominated in Sterling and the LIBO Rate for Competitive Bid Advances denominated in Sterling or in an Alternate Currency where the market convention for such currency is a basis of 365 or 366 days and of Facility Fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest that are otherwise based on the Eurocurrency Rate or the LIBO Rate or that are based on the Federal Funds Rate and of Discount shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees are payable or such Discount has accreted. Each determination by the Administrative Agent of an interest rate or Discount hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or LIBO Rate Advances, or the payment of the Face Amount or the Accreted Value of any Discounted Notes, to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower required to make any payment hereunder prior to the date on which such payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the higher of (i) the Federal Funds Rate and (ii) the cost of funds incurred by the Administrative Agent in respect of such amount.

                  (e) To the extent that the Administrative Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.13, the Administrative Agent shall be entitled to convert or exchange such funds into US Dollars or into a Foreign Currency or from US Dollars to a Foreign Currency or from a Foreign Currency to US Dollars, as the case may be, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.13; provided that each of the Borrowers and each of the Lenders hereby agree that the Administrative

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                                                        39

Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies effected pursuant to this Section 2.13(e) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that the Borrowers jointly and severally agree to indemnify the Administrative Agent and each Lender, and hold the Administrative Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this
Section 2.13(e).

                  SECTION 2.14. Taxes. (a) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any of the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by applicable law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender or the Administrative Agent, or, if the Administrative Agent shall be required by law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender, (i) the sum payable by such Borrower shall be increased by such Borrower as may be necessary so that, after making all required deductions (including deductions, whether by such Borrower or the Administrative Agent, applicable to additional sums payable under this
Section 2.14), such Lender and the Administrative Agent each receive an amount equal to the sum they each would have received had no such deductions been made (for example, and without limitation, if the sum paid or payable hereunder from or in respect of which a Borrower or the Administrative Agent shall be required to deduct any Taxes is interest, the interest payable by such Borrower shall be increased by such Borrower as may be necessary so that, after making all required deductions (including deductions applicable to additional interest), such Lender and the Administrative Agent each receive interest equal to the interest they each would have received had no such deduction been made), (ii) such Borrower (or, as the case may be and as required by applicable law, the Administrative Agent) shall make such deductions and (iii) such Borrower (or, as the case may be and as required by applicable law, the Administrative Agent) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any of the Notes (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender

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                                                        40

or the Administrative Agent, as the case may be, makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under any of the Notes, if any Borrower determines that no Taxes are payable in respect thereof, such Borrower shall within 30 days after any request from the Administrative Agent or any Lender furnish to the Administrative Agent or such Lender a certificate from the appropriate taxing authority or an opinion of counsel or of independent certified public accountants acceptable to the Administrative Agent or such Lender, as the case may be, stating that such payment is exempt from Taxes.

                  (e) Each Lender shall (i) promptly after the Effective Date in the case of each Initial Lender and promptly after the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender in the case of each other Lender and (ii) from time to time thereafter upon the obsolescence or expiration of any previously delivered form or certificate (but only so long as such Lender remains lawfully able to do so), provide the Company and the Administrative Agent with any form or certificate that is required by any taxing authority (including, if applicable, two original Internal Revenue Service forms 1001 or 4224, as appropriate (or any successor form or other form prescribed by the Internal Revenue Service), an original Internal Revenue Service form W-9 (or any successor form), or to the extent permitted by applicable law, as an alternative to forms 1001 or 4224, two original Internal Revenue Service forms W-8 (or any successor form prescribed by the Internal Revenue Service), certifying that such Lender is exempt from United States federal withholding tax pursuant to Section 871(h) or 881(c) of the Internal Revenue Code, together with an annual certificate stating that such Lender is not a "person" or other entity described in Section 871(h)(3) or 881(c)(3) of the Internal Revenue Code) as shall be appropriate to establish, subject to the last sentence of this Section 2.14(e) that such Lender is exempt from Home Jurisdiction Withholding Taxes on payments pursuant to this Agreement or the Notes (or, in the case of a Lender that becomes a party to this Agreement pursuant to Section 2.17 or 9.07(a), (b) and (c), exempt from or entitled to a reduced rate of Home Jurisdiction Withholding Taxes on payments pursuant to this Agreement or the Notes that is no greater than the rate to which the Non-Consenting Lender or the assigning Lender, as applicable, was entitled); provided, however, that such Lender shall have been advised in writing by each Borrower (including at the time any renewal form is due) of the form or certificate applicable to it, determined by reference to the jurisdiction of organization and Applicable Lending Offices of such Lender set forth on Schedule I hereto, in the case of each Initial Lender, or to the jurisdiction of organization and Applicable Lending Offices of such Lender set forth in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender, in the case of each other Lender, or such other branch or office of such Lender designated by such Lender from time to time as the branch or office at which any of its Advances are to be made or maintained or its Discounted Notes are to be purchased or maintained. Each Lender shall promptly notify the Company and the Administrative Agent if, because of any change in the jurisdiction of organization or an Applicable Lending Office of such Lender, (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of any Home Jurisdiction Withholding Tax to a greater or lesser extent than the extent to which payments to it pursuant to this Agreement or the Notes were previously subject. If any form or document referred to in this Section 2.14(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender

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
shall give notice thereof to the Company and the Administrative Agent and shall not be obligated to include in such form or document such confidential information. No Lender shall be required to provide a form or certificate pursuant to this Section 2.14(e) to establish that such Lender is exempt from any withholding for income taxes or withholding taxes on payments from Holdings pursuant to this Agreement or the Notes.

                  (f) For any period with respect to which a Lender has failed, within 30 days of such Lender's receipt of written advice to such effect from any Borrower, to provide the Company and such Borrower with the appropriate form or certificate described in Section 2.14(e) (other than if such failure is due to a change in law (including, without limitation, any change in regulation or change in the interpretation of any statute or regulation or other rule of law) occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of
Section  2.14(e)),  such Lender shall not be entitled to  indemnification  under
Section 2.14(a) or 2.14(c) with respect to Taxes imposed by the United States, the Federal Republic of Germany, The Kingdom of the Netherlands, the Republic of France, The Swiss Confederation, or the United Kingdom by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (g) Each Lender shall promptly upon the request of the Administrative Agent take all action (including without limitation the completion of forms and the provision of information to the appropriate taxing authorities) reasonably requested by the Administrative Agent, and the Administrative Agent shall, to the extent appropriate and reasonable, take similar action, to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes imposed by the United Kingdom in relation to any amounts payable under this Agreement or any of the Notes. The action to be taken by the Lenders pursuant to this Section 2.14(g) shall include any steps reasonably requested by the Administrative Agent that are prescribed in regulations promulgated under section 118H of the United Kingdom Income and Corporation Taxes Act 1988 (assuming enactment of such section as set out in draft form in the United Kingdom Finance Bill 1996 as of the date of this Agreement) as conditions for the payments referred to in such section not to be treated as chargeable payments or chargeable receipts.

                  (h) Notwithstanding the foregoing provisions of this Section 2.14, no Borrower shall be required to pay any additional amount to any Lender or the Administrative Agent pursuant to Section 2.14(a) or 2.14(c) in respect of withholding for United States, the Federal Republic of Germany, The Kingdom of the Netherlands, the Republic of France, The Swiss Confederation and/or United Kingdom income taxes or United States back-up withholding taxes, except to the extent such taxes are required to be withheld as a result of any amendment to the laws (or any regulations thereunder) of the United States, the Federal Republic of Germany, The Kingdom of the Netherlands, the Republic of France, The Swiss Confederation, or the United Kingdom, as the case may be, or any amendment to, or change in, any interpretation or application of any such laws or regulations by any Governmental Authority or to the extent such taxes are required to be withheld with respect to any Borrowings by Holdings that are comprised of Advances.

                  (i) Any Lender claiming additional amounts payable pursuant to this Section 2.14 (including, without limitation, any additional amounts that any Lender would be entitled to claim under this Section 2.14 with respect to payments from a Designated Subsidiary that becomes a Borrower pursuant to
Section 9.08) shall use reasonable efforts (consistent with its internal policy and legal and

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
regulatory restrictions) to file any certificate or document requested by any Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be disadvantageous to such Lender. Each Borrower shall promptly upon request by any Lender or the Administrative Agent take all actions (including, without limitation, the completion of forms and the provision of information to the appropriate taxing authorities) reasonably requested by such Lender or the Administrative Agent to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes in relation to any amounts payable under this Agreement.

                  (j) In the event  that an  additional  payment  is made  under
Section 2.14(a) or 2.14(c) for the account of any Lender and such Lender, in its sole opinion, determines that it has received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Company or to the applicable Borrower such amount as such Lender shall, in its sole opinion, have determined to be attributable to such deduction or withholding and as will leave such Lender (after such payment) in no better or worse position than it would have been in if such Borrower had not been required to make such deduction or withholding. Nothing contained in this
Section 2.14 shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it deems proper nor oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

                  SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Revolving Credit Advances owing to it or the Discounted Notes purchased by it (other than pursuant to Section 2.02(c), 2.07(c), 2.11, 2.12, 2.14 or 9.04) in excess of its Pro Rata Share of payments on account of the Revolving Credit Advances or the Discounted Notes obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them or the Discounted Notes purchased by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's Pro Rata Share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by applicable law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.16. Defaulting Lenders. If, at any time, (a) any Lender shall be a Defaulting Lender, (b) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and (c) such Borrower shall be required to make any payment under this Agreement or under any Note to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default under Section

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

6.01(a) or 6.01(e) or Event of Default shall have occurred and be continuing and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. If, on any date, any Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the Notes an Advance or the purchase of a Discounted Note by such Defaulting Lender on the date such Defaulted Advance was originally required to have been made pursuant to Sections
2.01 and 2.02 or 2.03. Such Advance or such Discounted Note shall be (i) in the case of a Revolving Credit Borrowing comprised of Discounted Notes, deemed to be the purchase from Holdings by such Defaulting Lender of a Discounted Note having the same Maturity Date, and with a Discount based on the same Eurocurrency Rate, as all other outstanding Discounted Notes comprising part of such Revolving Credit Borrowing and (ii) in all other cases, a Base Rate Advance, even if the other Advances comprising such Borrowing shall be Eurocurrency Rate Advances, Fixed Rate Advances or LIBO Rate Advances on the date such Advance is deemed to be made pursuant to this Section 2.16, and, in any such case, shall be considered for all purposes of this Agreement to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Sections 2.01 and 2.02 or 2.03. Each Borrower shall promptly notify the Administrative Agent at any time such Borrower exercises its right of setoff pursuant to this Section 2.16 and shall set forth in such notice
(A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this Section 2.16.

                  SECTION 2.17. Extension of Termination Date. (a) At least 60 days but not more than 90 days prior to any Anniversary Date but in any event not more than twice prior to the Termination Date, the Company, by written notice to the Administrative Agent, may request an extension of the Termination Date in effect at such time by one calendar year from its then scheduled expiration. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, within 15 days of such notice but not later than 45 days prior to such next Anniversary Date, notify the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent in writing of its consent to, or refusal of, any such request for extension of the Termination Date at least 45 days prior to the next Anniversary Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Company not later than 40 days prior to such next Anniversary Date of the decision of the Lenders regarding the Company's request for an extension of the Termination Date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for an extension of the Termination Date.

                  (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17 and upon fulfillment of the applicable conditions set forth in Article III, the Termination Date in effect at such time shall, effective as at such next Anniversary Date (the "Extension Date"), be extended for one calendar year. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, upon fulfillment of the applicable conditions set forth in Article III, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each, a "Consenting Lender") but shall not be extended as to any other Lender (each, a "Non-Consenting Lender"); provided that at least a majority in interest of the aggregate Commitments at such time (after giving effect to any

162654.6/NYL3
assumptions of the Commitments of Non-Consenting Lenders in accordance with subsection (c) of this Section 2.17) consent in writing to any such request for extension of the Termination Date. To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.17 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section
2.17 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Company, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such Extension Date.

                  (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Company may arrange for one or more Consenting Lenders or other Eligible Assignees to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the rights and obligations of such Non-Consenting Lender under this Agreement thereafter arising (each Eligible Assignee assuming the Commitment of one or more Non-Consenting Lenders pursuant to this Section 2.17 being an "Assuming Lender"), without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender shall in no event be less than $20,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $20,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

                  (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender the aggregate principal amount of, and any interest accrued and unpaid to the effective date of such assumption on, the outstanding Advances, if any, of such Non-Consenting Lender;

                  (ii) any such Consenting Lender or Assuming Lender shall have purchased from such Non-Consenting Lender all Discounted Notes owing to such Non-Consenting Lender, if any, at a purchase price equal to the aggregate Accreted Value thereof to the effective date of such assumption;

                  (iii) any accrued and unpaid Facility Fees owing to such Non-Consenting Lender as of the effective date of such assumption, and all other accrued and unpaid amounts owing to such Non-Consenting Lender under this Agreement and the Notes as of the effective date of such assumption, shall have been paid to such Non-Consenting Lender by the Borrower or such Consenting Lender or Assuming Lender; and

                  (iv) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(a) shall have been paid.

At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Administrative Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Company and the Administrative Agent, (B) each such Consenting Lender, if any, shall have delivered written confirmation satisfactory to the Company and the Administrative Agent as to any increase in the amount of its Commitment resulting from its assumption of one or more
Commitments of the Non-Consenting Lenders and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.17(c) shall have delivered to the

162654.6/NYL3

Administrative Agent, to be held in escrow on behalf of such Non-Consenting Lender until the payment in full of all amounts owing to such Non-Consenting Lender under clauses (i) through (iii) of this Section 2.17, any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i) through (iv) of this Section 2.17(c), each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for the applicable Non-Consenting Lender(s) under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of any of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                  (d) If a majority in interest of the Lenders (after giving effect to any assumptions pursuant to subsection (c) of this Section 2.17) consent in writing to a requested extension (whether by execution and delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to an Extension Date, the Administrative Agent shall so notify the Company, and, upon fulfillment of the applicable conditions set forth in Article III, the Termination Date then in effect shall be extended for an additional one-year period, as described in subsection (a) of this Section 2.17, and all references in this Agreement and in the Notes to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                  (e) Within ten Business Days after each Extension Date, each Borrower shall, at its own expense, execute and deliver to the Administrative Agent Revolving Credit Notes payable to the order of each Consenting Lender (in the case of each such Consenting Lender, in exchange for the Revolving Credit Note surrendered by such Consenting Lender to the Administrative Agent), if any, and each Assuming Lender, if any, in each case dated such Extension Date and in substantially the form of Exhibit A-1 hereto and in an amount equal to the Commitment of such Consenting Lender or Assuming Lender, as the case may be, after giving effect to such extension of the Termination Date. The Administrative Agent, upon receipt of such Revolving Credit Notes, shall promptly deliver such Revolving Credit Notes to the respective Consenting Lenders and Assuming Lenders.

                  SECTION 2.18. Use of Proceeds. The proceeds of the Advances and the Discounted Notes shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of such Borrower and its Subsidiaries not otherwise prohibited under the terms of this Agreement.


                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:


162654.6/NYL3

                  (a) No event or development shall have occurred or failed to occur, and no action shall have been taken or failed to have been taken, by or on behalf of any Borrower or any of its Subsidiaries that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect since December 31, 1995. No fact or circumstance shall be known by any Borrower that, either individually or in the aggregate, has had or could reasonably be expected to have (so far as such Borrower can reasonably foresee) a Material Adverse Effect since December 31, 1995.

                  (b) All  governmental  and  other  third  party  consents  and approvals necessary in connection with this Agreement and the Notes and with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions on this Agreement or any Note or upon any of the transactions contemplated hereby.

                  (c) The Company shall have notified each Lender and the Administrative Agent in writing as to the proposed Effective Date.

                  (d) All accrued fees and, to the extent invoices have been delivered to the Company on or prior to such date, all accrued expenses of the Administrative Agent and the Lenders (including, without limitation, all accrued fees and expenses of counsel for the Administrative Agent, the Documentation Agent and the Syndication Agent) shall have been paid.

                  (e) All of the amounts owing by any Borrower or any of its Subsidiaries under the Existing Credit Agreement shall have been, or concurrently with any initial Borrowing made on the Effective Date shall be, paid in full, and all commitments of the lenders thereunder shall have been, or concurrently with any initial Borrowing made on the Effective Date shall be, terminated in accordance with the terms of such Agreement.

                  (f) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate of the Company, on behalf of itself and each other Borrower, signed by a duly authorized officer of the Company, dated such date, stating that:

                           (i)   The representations and warranties contained in
                  Section 4.01 are correct on and as of the Effective Date, as though made on and as of such date;

                           (ii) No event has occurred and is continuing, or shall occur as a result of the occurrence of the Effective Date, that constitutes a Default; and

                           (iii) All of the amounts owing by any Borrower or any
                  of its Subsidiaries under the Existing Credit Agreement shall have been, or concurrently with any initial Borrowing made on the Effective Date shall be, paid in full, and all commitments of the lenders thereunder shall have been, or concurrently with any initial Borrowing made on the Effective Date shall be, terminated in accordance with the terms of such Agreement.


162654.6/NYL3

                  (g) The Administrative Agent shall have received on or before the Effective Date each of the following, dated the Effective Date and in form and substance satisfactory to the Administrative Agent:

                           (i) The Revolving Credit Notes of each of the Borrowers to the order of each of the Lenders, respectively.

                           (ii) A  certificate  of the Secretary or an Assistant
                  Secretary (or person performing similar functions) of each of the Borrowers certifying (A) appropriate resolutions of the board of directors (or persons performing similar functions) of such Borrower authorizing Borrowings under this Agreement and its Notes, and all documents evidencing other necessary corporate (or equivalent) action and governmental approvals, if any, with respect to this Agreement and its Notes (copies of which shall be attached thereto), (B) copies of the by-laws (or the equivalent thereof) of such Borrower (copies of which shall be attached thereto) and (C) the names and true signatures of the officers of such Borrower authorized to sign this Agreement and its Notes and the other documents to be delivered by such Borrower hereunder.

                           (iii) A copy of the  charter  or  articles  (or other
                  similar organizational documents) of each Borrower, certified (as of a date reasonably near the Effective Date) as being a true and complete copy thereof by the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Borrower or, if such certificate is not provided in the jurisdiction of organization of any Borrower, certified (as of a date reasonably near the Effective Date) as being a true and complete copy thereof by a duly authorized officer of such Borrower.

                           (iv) A copy  of a  certificate  of the  Secretary  of
                  State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Borrower, dated reasonably near the Effective Date, certifying that such Borrower is duly organized and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization.

                           (v) Favorable opinions of (A) Miles & Stockbridge,  a
                  Professional Corporation, counsel for the Borrowers, in substantially the form of Exhibit E-1 hereto, (B) Winthrop, Stimson, Putnam & Roberts, special New York counsel for the Borrowers, in substantially the form of Exhibit E-2 hereto, and (C) each of McKenna & Co., special United Kingdom counsel for B&D, Trenite van Doorne, special Kingdom of the Netherlands counsel for Holdings International and B&D Nederland, Doser Amereller Noack, special Republic of Germany counsel for B&D Germany, Jeantet Et Associates, special Republic of France counsel for B&D France, and Homberger, Rachtsanwalte, special Swiss Confederation counsel for Emhart, in each case in form and substance satisfactory to the Administrative Agent (which form shall be substantially similar to Exhibit E-3 hereto) and, in each of the foregoing cases, addressing such other matters as the Administrative Agent may reasonably request.

                           (vi) A  favorable  opinion of  Shearman  &  Sterling,
                  counsel for the Administrative Agent, the Documentation Agent and the Syndication Agent.

162654.6/NYL3

                  SECTION 3.02. Conditions Precedent to the Initial Borrowing of Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following its designation as a Borrower hereunder pursuant to Section 9.08 on the occasion of the initial Borrowing thereby is subject to the Administrative Agent's receipt on or before the date of such initial Borrowing of each of the following, in form and substance satisfactory to the Administrative Agent and dated such date:

                  (a) The Designation Letter of such Designated Subsidiary, in substantially the form of Exhibit F hereto.

                  (b) A Revolving Credit Note of such Designated Subsidiary to the order of each of the Lenders, respectively.

                  (c) A certificate of the Secretary or an Assistant Secretary (or person performing similar functions) of such Designated Subsidiary certifying (A) appropriate resolutions of the board of directors (or persons performing similar functions) of such Designated Subsidiary approving this Agreement and its Notes, and all documents evidencing other necessary corporate (or equivalent) action and governmental approvals, if any, with respect to this Agreement and its Notes (copies of which shall be attached thereto), (B) copies of the by-laws (or the equivalent thereof) of such Designated Subsidiary (copies of which shall be attached thereto) and (C) the names and true signatures of the officers of such Designated Subsidiary authorized to sign the Designation Letter of such Designated Subsidiary and its Notes and the other documents to be delivered by such Designated Subsidiary hereunder.

                  (d) A copy of the charter or articles (or other similar organizational document) of such Designated Subsidiary, certified (as of a date reasonably near the date of such Borrowing) as being a true and complete copy thereof by the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Designated Subsidiary or, if such certificate is not provided in the jurisdiction of organization of such Designated Subsidiary, certified (as of a date reasonably near the date of such Borrowing) as being a true and complete copy thereof by a duly authorized officer of such Designated Subsidiary.

                  (e) A copy of a certificate of the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Designated Subsidiary, dated reasonably near the date of such Borrowing, certifying that such Designated Subsidiary is duly organized and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization.

                  (f) A certificate signed by a duly authorized officer of such Designated Subsidiary, dated as of the date of such Borrowing, certifying that such Designated Subsidiary has obtained all authorizations, consents, approvals (including, without limitation, exchange control approvals) and licenses of any Governmental Authority or other third party necessary for such Designated Subsidiary to execute and deliver its Designation Letter and its Notes and to perform its obligations under this Agreement or any of its Notes.


162654.6/NYL3

                  (g) Evidence of acceptance by the Company of its appointment as the process agent of such Designated Subsidiary in accordance with
         Section 9.13(a), in substantially the form of Exhibit G hereto.

                  (h) A favorable opinion of counsel for such Designated Subsidiary reasonably acceptable to the Administrative Agent, dated the date of such Borrowing, in substantially the form of Exhibit E-3 hereto (subject to the assumptions, qualifications and limitations customary for legal opinions in the jurisdiction for which such opinion is delivered), and addressing such other matters as any Lender through the Administrative Agent may reasonably request.

                  (i) Such other documents, opinions and other information as any Lender, through the Administrative Agent, may reasonably request.

                  SECTION 3.03. Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance, or to purchase a Discounted Note, as the case may be, on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower that requested such Revolving Credit Borrowing of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Revolving Credit Borrowing such statements are true):

                  (i) Except in the case of a Refinancing Borrowing, the representations and warranties contained in Section 4.01 (and, if such Revolving Credit Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter) are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) No event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

                  (iii) In the case of a Revolving Credit Borrowing consisting of Discounted Notes (including, without limitation, a Refinancing Borrowing), the Administrative Agent shall have received an appropriately completed and duly executed Master Discounted Note evidencing such Revolving Credit Borrowing;

and (b) the Administrative Agent shall have received such other documents, opinions and other information as any Lender, through the Administrative Agent, may reasonably request. Nothing in this Section 3.03 shall be construed to require any Borrower to satisfy the conditions set forth herein solely upon the Conversion of one or more Borrowings in accordance with the terms of this Agreement.

                  SECTION 3.04.  Conditions  Precedent to Each  Competitive  Bid
Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (a) the Administrative Agent shall have received the written

162654.6/NYL3
confirmatory Notice of Competitive Bid Borrowing with respect thereto and (b) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower that requested such Competitive Bid Borrowing of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

                  (i) The  representations  and warranties  contained in Section
         4.01 (and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter) are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (ii) No event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                  SECTION 3.05. Conditions Precedent to Each Extension Date. The obligation of each Consenting Lender and each Assuming Lender to extend the Termination Date pursuant to Section 2.17 is subject to the conditions precedent that (a) the Administrative Agent shall have accepted all of the Assumption Agreements of the Assuming Lenders and received all of the written confirmations of increases in the Commitments of the Consenting Lenders for such Extension Date, and all of the Non-Consenting Lenders shall have received all of the amounts required to have been paid to them under Section 2.17(c) on or prior to such Extension Date, and (b) on such Extension Date the following statements shall be true (and a duly authorized officer of the Company shall certify the completeness and accuracy of such statements to the Administrative Agent and the Lenders on and as of such Extension Date):

                  (i) No event or development has occurred or failed to occur, and no action has been taken or failed to have been taken, by or on behalf of any Borrower or any of its Subsidiaries that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect since December 31, 1995. No fact or circumstance is known by any Borrower that, either individually or in the aggregate, has had or could reasonably be expected to have (so far as such Borrower can reasonably foresee) a Material Adverse Effect since December 31, 1995;

                  (ii) The representations  and warranties  contained in Section
         4.01 are correct on and as of such Extension Date, before and after giving effect to such Extension Date; and

                  (iii) No event has occurred and is continuing, or would result from the occurrence of such Extension Date, that constitutes a Default.

                  SECTION 3.06. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received

162654.6/NYL3
notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

                  (a) Each Borrower and each of its Significant Subsidiaries (i) are Persons duly organized, validly existing and, to the extent such concept is applicable in the jurisdiction of organization of such Borrower or such Subsidiary, in good standing under the laws of the jurisdictions of their respective organization, (ii) are duly qualified and, to the extent such concept is applicable in such jurisdiction, in good standing as foreign corporations (or the equivalent thereof) in each other jurisdiction in which they own or lease property or in which the conduct of their respective businesses requires them to so qualify or be licensed, except where the failure to so qualify or be licensed, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iii) have all requisite power and authority to own or lease and operate their properties and to carry on their respective businesses as now conducted and as proposed to be conducted.

                  (b) The execution, delivery and performance by each Borrower of this Agreement and its Notes, and the consummation of the transactions contemplated hereby, are within such Borrower's powers, have been duly authorized by all necessary action (including, without limitation, all necessary stockholders' action), and do not contravene
         (i) such Borrower's charter or by-laws (or similar organizational documents), (ii) any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award or (iii) any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Borrower, any of its Subsidiaries or any of their properties or assets.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by any Borrower of this Agreement or any of its Notes, or for the consummation of any of the transactions contemplated hereby, except as have been obtained or made and are in full force and effect.

                  (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by each Borrower intended to be a party thereto. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of each Borrower intended to be a party thereto, enforceable against such Borrower in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity.

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                                                        52


                  (e) The most recently completed annual Financial Statements of the Company and its Subsidiaries, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of the Company and its Subsidiaries as at the date of such Financial Statements and the consolidated results of operations of the Company and its Subsidiaries for the fiscal year of the Company ended on the date of such Financial Statements, all in accordance with generally accepted accounting principles in effect at the time such Financial Statements were prepared.

                  (f) All information, exhibits and reports (other than financial statements, analysts' reports, projections and assumptions) furnished by or on behalf of each Borrower to any Lender in connection with the negotiation of, or pursuant to the terms of, this Agreement or any of its Notes do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which any such statements were made.

                  (g) There is no action, suit, investigation, litigation or proceeding (including, without limitation, any Environmental Action) against or in any other way affecting any Borrower or any of its Subsidiaries or any of its respective properties or businesses pending or, to the best knowledge of such Borrower or any of its Subsidiaries, threatened before any court, Governmental Authority or arbitrator that
         (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) purports to adversely affect the legality, validity or enforceability of this Agreement or any of its Notes or the consummation of the transactions contemplated hereby.

                  (h) None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance or any Discounted Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

                  (i) Neither any Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (each as defined in the Investment Company Act of 1940, as amended). Neither the making of any Advances nor the purchase of any Discounted Notes nor the application of the proceeds or the repayment or repurchase thereof by any Borrower, nor the consummation of any of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (j) No ERISA Event has occurred or could reasonably be expected to occur with respect to any Plan that when aggregated with any and all other ERISA Events that have occurred or could reasonably be expected to occur with respect to any Plan, has resulted or could reasonably be expected to result in liability of any Borrower or any ERISA Affiliate that exceeds $20,000,000 (or the Equivalent thereof in one or more Foreign Currencies) in the aggregate.

                  (k) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 60 percent, and there has been no material adverse change in the funding status of any such Plan since such date;

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
         provided, however, that no breach of this Section 4.01(k) shall be deemed to have occurred unless the Insufficiency with respect to any such Plan exceeds $5,000,000 (or the Equivalent thereof in one or more Foreign Currencies).

                  (l) Neither any Borrower nor any ERISA Affiliate (i) has incurred or could reasonably be expected to incur any Withdrawal Liability with respect to any Multiemployer Plan or (ii) has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and, to the knowledge of any Borrower, no such Multiemployer Plan could reasonably be expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, that has resulted or could reasonably be expected to result in a liability of any Borrower or any ERISA Affiliate that exceeds $20,000,000 (or the Equivalent thereof in one or more Foreign Currencies) in the aggregate with respect to clauses (i) and (ii) of this Section 4.01(l).

                  (m)  Except  as set forth on  Schedule  4.01  hereto,  (i) the operations and properties of each Borrower and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, except to the extent the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) all Environmental Actions against any Borrower or any of its Subsidiaries for noncompliance with such Environmental Laws and Environmental Permits that have been resolved have been resolved without any ongoing obligations or costs that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (iii) to the best knowledge of any Borrower or any of its Subsidiaries, no circumstances exist that
         (A) could form the basis of an Environmental Action against such Borrower or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (B) could cause any of their respective properties to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (n) Except as set forth on Schedule 4.01 hereto, there have been no releases, discharges or disposals of Hazardous Materials on any property owned or operated by any Borrower or any of its Subsidiaries or, to the best knowledge of such Borrower or any such Subsidiary, on any property formerly owned or operated by any Borrower or any of its Subsidiaries that (taking into account, among other things, the reasonable likelihood of an adverse determination and the availability of contributions from other potentially responsible parties), either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (o) Except as set forth on Schedule 4.01 hereto, neither any Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property owned or operated by any Borrower or any of its Subsidiaries have been disposed of in a manner

162654.6/NYL3
         that, either individually or in the aggregate, could not reasonably be expected (taking into account, among other things, the reasonably likelihood of an adverse determination and the availability of contributions from other potentially responsible parties) to have a Material Adverse Effect.

                  (p) The Advances, the Discounted Notes and all related obligations of each Borrower under this Agreement and its Notes rank pari passu with all other unsecured obligations of such Borrower that are not, by their terms, expressly subordinate to such other obligations of such Borrower.


                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any Discounted Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except where, and for so long as, the failure to so comply (i) has been excused or waived under applicable law or (ii) either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Comply, and cause each of its Subsidiaries to comply, with the terms of all of its contracts, loan agreements, indentures, mortgages, deeds of trust, leases and other agreements and instruments, the violation or breach of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property and assets; provided, however, that neither any Borrower nor any of its Subsidiaries shall be required to pay or discharge (A) any taxes, assessments, reassessments, charges, levies or claims that, either individually or in the aggregate, do not exceed $15,000,000 (or the Equivalent thereof in one or more Foreign Currencies) at any time or
         (B) any such tax, assessment, reassessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting principles in effect from time to time, unless and until, in any of the foregoing cases, any Lien resulting therefrom attaches to its property and enforcement, collection, levy or foreclosure proceedings shall have been commenced and remain unstayed in respect thereof.

                  (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, (i) insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses of similar size and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates and (ii) additional insurance to the extent required under applicable

162654.6/NYL3
         law, rule, regulation or order unless, in either case, the failure to maintain such insurance, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, rights (charter and statutory), licenses and franchises (whether arising as a matter of contract or under applicable law or regulation); provided, however, that any Borrower or any of its Subsidiaries may consummate any transaction otherwise permitted under Section 5.02(b); and provided further that neither any Borrower nor any of its Subsidiaries shall be required to preserve (i) any Subsidiary of the Company that is not a Borrower or (ii) any right, license or franchise if management of such Borrower shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business or the continued operations of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Subsidiary or the Lenders.

                  (e) Visitation Rights. At any reasonable time and from time to time, during normal business hours and upon reasonable notice, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account, and visit and inspect the properties, of any Borrower or any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Borrower or any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (h) Use of Proceeds. Use all of the proceeds of the Advances and the Discounted Notes solely for general corporate purposes of such Borrower and its Subsidiaries not otherwise prohibited under the terms of this Agreement.

                  (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, except for transactions between or among the Company and its Subsidiaries or between or among Subsidiaries of the Company not otherwise prohibited under this Agreement that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


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

                  (j) Reporting Requirements.  Furnish to the Lenders:

                           (i) as soon as  available  and in any event within 50
                  days after the end of each of the first three fiscal quarters of each fiscal year of the Company, commencing with the fiscal quarter of the Company ending March 31, 1996, the Financial Statements of the Company and its Subsidiaries as of the end of such fiscal quarter, duly certified by the chief financial officer or the treasurer of the Company as (A) having been prepared in accordance with generally accepted accounting principles in effect at the time such Financial Statements were prepared and (B) fairly presenting the consolidated financial condition of the Company and its Subsidiaries as at the last day of such fiscal quarter and the consolidated results of operations of the Company and its Subsidiaries for such period;

                           (ii) as soon as available  and in any event within 95
                  days after the end of each fiscal year of the Company, commencing with the fiscal year of the Company ending December 31, 1996, a copy of the annual report, prepared in the manner required under Form 10-K, for such fiscal year for the Company and its Subsidiaries containing the Financial Statements of the Company and its Subsidiaries as of the end of such fiscal year, in each case accompanied by an opinion of Ernst & Young or other independent certified public accountants of nationally recognized standing in the United States and reasonably acceptable to the Administrative Agent that is unqualified as to going concern and scope of audit and is otherwise in scope and substance acceptable to the Required Lenders, together with a certificate of such accounting firm addressed to the Administrative Agent and the Lenders stating that in the course of the regular audit of the business of the Company and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, nothing has come to the attention of such accountants that causes them to believe that the Company has failed to comply with the covenants set forth in Section 5.03;

                           (iii) as soon as available after the end of each fiscal year of each Foreign Borrower, a balance sheet of such Foreign Borrower as of the end of such fiscal year and the related statement of income of such Foreign Borrower for such fiscal year and such other statements for such fiscal year as are required to be included in the statutory report of the jurisdiction in which such Foreign Borrower resides, in each case prepared in accordance with historical convention and with generally accepted accounting principles prevailing in such jurisdiction at the time such financial statements are delivered;

                           (iv) simultaneously with each delivery of the Financial Statements referred to in clauses (i) and (ii) of this Section 5.01(j), (A) a certificate of the chief financial officer or the treasurer of the Company (1) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and/or proposes to take with respect thereto and (2) setting forth in reasonable detail the calculations necessary to demonstrate compliance with each of the covenants set forth in Section
                  5.03 and (B) in the event of any change in the generally accepted accounting principles used in the preparation of such Financial Statements from those used in the preparation of the 1995 Audited Financial Statements, a statement of reconciliation, if and to the extent necessary for the determination of

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
                  compliance with each of the covenants set forth in Section 5.03, conforming such Financial Statements to generally accepted accounting principles consistent with those applied by the Company in the preparation of the 1995 Audited Financial Statements;

                           (v) as soon as possible  and in any event within five
                  days after any Responsible Officer knows or has reason to know of the occurrence of each Default, or the occurrence or nonoccurrence of any event, development or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, a statement of such Responsible Officer setting forth the details of such Default or such event, development or circumstance, as the case may be, and the action that such Borrower has taken and/or proposes to take with respect thereto;

                           (vi) promptly upon receipt thereof, copies of any report on material weaknesses in the financial controls of the Company and its Subsidiaries, taken as a whole, prepared by any independent certified public accountants of the Company in connection with their annual audit;

                           (vii) promptly  after the sending or filing  thereof,
                  copies of all reports that the Company sends to its securityholders, and copies of all reports and registration statements (other than registration statements filed on Form S-8 or otherwise relating to securities being offered and sold under, or interests in, employee benefit plans), if any, that any Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                           (viii) promptly after the commencement thereof, notice of all actions, suits, investigations, litigations and proceedings before any court, Governmental Authority or arbitrator against or in any other way affecting any Borrower or any of its Subsidiaries or any of their respective properties or businesses of the type described in Section 4.01(g);

                           (ix) promptly and in any event within five Business Days after becoming aware thereof, notice of any change in the rating assigned by any nationally recognized rating agency to any securities issued by any Borrower or any of its Subsidiaries and the effective date of such change, together with a copy of such notice if available at such time;

                           (x)  promptly   after  the  assertion  or  occurrence
                  thereof, notice of any Environmental Action against any Borrower or any of its Subsidiaries, or of any noncompliance by any Borrower or any of its Subsidiaries with any Environmental Law or any Environmental Permit, that (A) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (B) could cause any property of such Borrower or such Subsidiary to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and


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

                           (xi) such other information respecting the businesses, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any of its Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any Discounted Note shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Borrowers will not:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties and assets, whether now owned or hereafter acquired, or assign as security, or permit any of its Subsidiaries to assign as security, any right to receive income therefrom, other than:

                           (i) Permitted Liens;

                           (ii) Liens existing on the date of this Agreement and
                  described on Schedule 5.02(a) hereto securing obligations of any Borrower or any Subsidiary existing on the date of this Agreement and also described on such Schedule;

                           (iii) purchase money Liens upon or in one or more tangible assets acquired or held by any Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such tangible assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such tangible assets so long as such Liens are incurred within 90 days of the date of acquisition of such tangible assets, or Liens existing on any such tangible asset at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such tangible assets); provided, however, that no such Lien shall extend to or cover any property or assets of any character other than the tangible assets being acquired, constructed or improved; and provided further that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of this Agreement;

                           (iv)  Liens  on  property  and  assets  of  a  Person
                  existing at the time such Person is merged into or consolidated with any Borrower or any of its Subsidiaries or becomes a Subsidiary of any Borrower; provided that any such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to or cover (A) any property or assets other than the property and assets of the Person being merged into or consolidated with such Borrower or such Subsidiary or being acquired by such Borrower or such Subsidiary, as the case may be, or (B) any obligations of any Person other than those obligations that were secured by such property and assets at the time of such merger, consolidation or acquisition; and provided further that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of this Agreement;

                           (v) Liens on any property or assets of any Subsidiary
                  of the Company securing Indebtedness owed to the Company or any of its other Subsidiaries;


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                                                        59

                           (vi) Liens securing  reimbursement  obligations under
                  commercial letters of credit incurred in the ordinary course of business; provided that any such Liens shall cover only the goods, or documents of title evidencing goods, that are purchased in the transaction for which such letter of credit was issued and the products and proceeds thereof;

                           (vii) Liens  arising out of  judgments or awards that
                  do not constitute an Event of Default under Section 6.01(f) or 6.01(g) and in respect of which any Borrower or any of its Subsidiaries subject thereto shall be prosecuting an appeal or proceedings for review in good faith and, pending such appeal or proceedings, shall have secured a subsisting stay of execution within 30 days of such judgment or award and shall be maintaining appropriate reserves, in accordance with generally accepted accounting principles in effect from time to time, with respect to any such judgment or award;

                           (viii) Liens on cash, certificates of deposit or other similar bank obligations securing Indebtedness (which Indebtedness may be in a different currency from such cash, certificates of deposit or other bank obligations) in an amount substantially equal in value (determined at the time such Lien is created) to such cash, certificates of deposit or other bank obligations, as the case may be;

                           (ix) Environmental Liens securing damages and liabilities not to exceed an aggregate amount of $40,000,000 (or the Equivalent thereof in one or more Foreign Currencies) for the Company and its Subsidiaries at any time;

                           (x) Liens not otherwise  permitted under this Section
                  5.02(a) securing obligations in an aggregate amount not to exceed $150,000,000 (or the Equivalent thereof in one or more Foreign Currencies) for the Company and its Subsidiaries at any time; and

                           (xi) the extension, renewal, replacement or refinancing of any Lien otherwise permitted under any of clauses (ii) through (iv) of this Section 5.02(a) upon or in the same property and assets theretofore subject thereto; provided that no such extension, renewal, replacement or refinancing shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, replaced or refinanced; and provided further that (A) any obligation secured by such Liens shall otherwise be permitted under the terms of this Agreement and (B) both immediately before and immediately after giving effect to such Lien, no Default shall have occurred and be continuing.

                  (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property and assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that:

                           (i) any Subsidiary of the Company that is not a Borrower may merge into or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any other Person so long as, if such Person is a Borrower, such Person is the surviving entity; and

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                                                        60


                           (ii) any  Borrower  may merge  with any other  Person
                  (including, without limitation, any other Borrower or any of its Subsidiaries) so long as (A) if the Company is a party to such merger or consolidation, the Company is the surviving entity or (B) if any other Borrower is a party to such merger or consolidation, either (1) the surviving entity shall be such Borrower or (2) the surviving entity (w) shall be a Substantially Owned Subsidiary of the Company, (x) shall succeed, by an agreement or operation of law, to all of the businesses and operations of such Borrower and shall assume, in an assumption agreement in form and substance satisfactory to the Administrative Agent, all of the rights and obligations of such Borrower under this Agreement and the Notes, (y) shall deliver to the Administrative Agent all of the certificates, opinions and other documents described in clauses (b) through
                  (h) of Section 3.02 with respect to such surviving entity, in each case in form and substance satisfactory to the Administrative Agent, and such other documents, opinions and other information as any Lender, through the Administrative Agent, may reasonably request and (z) shall cause the Company to deliver to the Administrative Agent written confirmation of its obligations under Section 7.01 with respect to such surviving entity;

         provided, in each of the foregoing cases, that no Default shall have occurred and be continuing at the time of such merger, consolidation, conveyance, transfer, lease or disposition, or shall occur as a result thereof. Notwithstanding any of the foregoing provisions of this
         Section 5.02(b), neither any Borrower nor any of its Subsidiaries shall sell, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions and whether through the disposition of shares of capital stock or other property or assets) (A) a Substantial Portion of the consumer and home improvement products segment of the Company and its Subsidiaries (the parameters of such segment being the same as those used for purposes of the Annual Report of the Company for the fiscal year of the Company ended December 31, 1995, as filed with the Securities and Exchange Commission on Form
         10-K) or (B) all or substantially all of the power tool business engaged in by the Company and its Subsidiaries on the date of this Agreement.

                  (c) Change in Nature of Business. Engage in any business other than the businesses engaged in by the Company and its Subsidiaries on the date of this Agreement and other businesses and activities that are substantially similar, related or incidental thereto.

                  (d) Fiscal Year. Make or permit any change in the fiscal year of the Company.

                  (e) Substance Storage and Disposal. Permit any Hazardous Materials to be generated, used, treated, handled or stored at, or transported to or from, any property owned or operated by any Borrower or any of its Subsidiaries in any manner that could result in the incurrence by any Borrower or any of its Subsidiaries of remedial obligations or liabilities under any applicable Environmental Law, except (a) as set forth on Schedule 4.01 hereto and (b) for substances
         (i) to be used in the business of such Borrower or such Subsidiary pending and during such use and (ii) that are generated or used in the business of such Borrower or such Subsidiary pending their disposal.

                  SECTION 5.03. Financial Covenants. So long as any Advance or any Discounted Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

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                                                        61


                  (a) Leverage Ratio. Maintain a Leverage Ratio as of the last day of each of its fiscal quarters of not greater than 2.00 to 1.

                  (b) Cash Flow Coverage Ratio. Maintain a Cash Flow Coverage Ratio as of the last day of each of its fiscal quarters of not less than 2.50 to 1.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Any Borrower shall fail (i) to pay any principal of any Advance, or any portion of the Face Amount of any Discounted Note, when the same becomes due and payable or (ii) to pay any interest on any Advance or to make any payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

                  (b) Any representation or warranty made by any Borrower herein or by any Borrower (or any of its officers) in connection with this Agreement (including, without limitation, in the Designation Letter of any Borrower) shall prove to have been incorrect or misleading in any material respect when made; or

                  (c) Any Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a), (d), (h), (i) or (j)(v), or 5.02(a), (b) or (d), or 5.03 to be performed or observed by such Borrower or (ii) any other term, covenant or agreement contained in this Agreement to be performed or observed by such Borrower if such failure shall remain unremedied for 30 days after the earlier of (A) the first date on which a Responsible Officer of any Borrower knows or has reason to know of such failure and (B) the date on which written notice thereof shall have been given to the Company or the applicable Borrower by the Administrative Agent or any Lender; or

                  (d) Any Borrower or any of its Subsidiaries shall fail to pay any principal of or any premium or interest on any Indebtedness that is outstanding in a principal amount of or, in the case of any Hedge Agreement, having an Agreement Value of, at least $20,000,000 (or the Equivalent thereof in one or more Foreign Currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of such Borrower or such Subsidiary, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed

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                                                        62

         (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that the required redemption or repurchase of any such Indebtedness comprised of Mandatorily Redeemable Stock of BFS shall not constitute an Event of Default under this Section 6.01(d) if, and for so long as, the recourse of the holders of such Mandatorily Redeemable Stock is limited solely to the property and assets of BFS; or

                  (e) Any Borrower or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property and assets) shall occur; or any Borrower or any Significant Subsidiary shall take any action to authorize any of the actions set forth above in this Section 6.01(e); or

                  (f) One or more judgments or orders for the payment of money in excess of $20,000,000 (or the Equivalent thereof in one or more Foreign Currencies) shall be rendered against one or more of the Borrowers and their Subsidiaries and shall remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) One or more nonmonetary judgments or orders shall be rendered against one or more of the Borrowers and their Subsidiaries and shall remain unsatisfied that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) Any material provision of this Agreement or any Note after delivery thereof pursuant to Article III shall for any reason cease to be valid and binding on or enforceable against any Borrower intended to be a party thereto, or any Borrower or any of its Subsidiaries or other Affiliates shall so state in writing; or

                  (i) (i) Any ERISA Event with respect to a Plan shall have occurred and be continuing and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and be continuing (or the liability of the Borrowers and the

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


                                                        63

         ERISA Affiliates related to such ERISA Events) exceeds $20,000,000 (or the Equivalent thereof in one or more Foreign Currencies); or

                  (ii) Any Borrower or any ERISA Affiliate (A) shall engage in any transaction involving any Plan or any Multiemployer Plan that is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA and not exempt under Section 4975 of the Internal Revenue Code or Section 408 of ERISA or other applicable law or (B) shall fail to pay when due an amount that is payable by it to the PBGC or to any Plan or any Multiemployer Plan under Title IV of ERISA, unless the liability of such Person or Persons with respect to subclauses (ii)(A) and (ii)(B) of this Section 6.01(i) does not exceed $20,000,000 (or the Equivalent thereof in one or more Foreign Currencies) in the aggregate; or

                  (iii) (A) Any Borrower or any ERISA Affiliate shall be in default, as defined in Section 4219(c)(5) of ERISA, with respect to any payment of Withdrawal Liability or (B) a proceeding shall be instituted by a fiduciary of a Multiemployer Plan against any Borrower or any ERISA Affiliate to enforce Section 515 of ERISA and such proceeding shall not have been stayed or dismissed within 60 days thereafter, unless the liability of such Person or Persons with respect to subclauses (iii)(A) and (iii)(B) of this Section 6.01(i) does not exceed $20,000,000 (or the Equivalent thereof in one or more Foreign Currencies) in the aggregate; or

                  (j) Any Borrower (other than the Company) shall cease to be a Substantially Owned Subsidiary; or

                  (k) A Change of Control shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances and to purchase Discounted Notes to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the U.S. Federal Bankruptcy Code or any similar bankruptcy or insolvency law of any other jurisdiction, (A) the obligation of each Lender to make Advances and to purchase Discounted Notes shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Borrowers.


                                   ARTICLE VII

                                    GUARANTEE

                  SECTION 7.01. Unconditional Guarantee. For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Advances from time to time to, and to

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                                                        64

purchase Discounted Notes from time to time from, the Borrowers and to induce the Administrative Agent to act in such capacity hereunder, the Company hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each of the other Borrowers now or hereafter existing under this Agreement and the Notes of such other Borrowers, whether for principal, Face Amount, interest, fees, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any Lender in enforcing its rights under this Article
VII. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower to the Administrative Agent or any Lender under this Agreement or any Note of such other Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Borrower.

                  SECTION 7.02. Guarantee Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the applicable Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. The obligations of the Company under this Article VII are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this Article VII, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. The liability of the Company under this Article VII shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of this Agreement or any Note, or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Borrower under this Agreement or any Note, or any other amendment or waiver of or any consent to departure from this Agreement or any Note (including, without limitation, any increase in the Guaranteed Obligations resulting from extensions of additional credit to any other Borrower or otherwise);

                  (c) any taking, exchange, release or nonperfection of any collateral or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guarantee Obligations;

                  (d) any change, restructuring or termination of the structure or existence of any other Borrower or any of its Subsidiaries;

                  (e) any failure of the Administrative Agent or any Lender to disclose to the Company any information relating to the financial condition, operations, properties or prospects of any other Borrower now or hereafter known by the Administrative Agent or such Lender, as the case may be; or

                  (f) any other circumstance (including, without limitation, any statute of limitations to the fullest extent permitted by applicable law or any existence of or reliance on any

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                                                        65

         representation by the Administrative Agent or any Lender) that might otherwise constitute a defense available to, or a discharge of, the Company, any other Borrower or any other guarantor or surety.

The guarantee of the Company set forth in this Article VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any of the Lenders upon the insolvency, bankruptcy or reorganization of any other Borrower or otherwise, all as though such payment had not been made.

                  SECTION 7.03. Waivers. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, presentment, demand for payment, protest, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the guarantee of the Company set forth in this
Article VII, and any requirement that any right or power be exhausted or any action be taken against any other Borrower or against any other guarantor of all or any portion of the Advances or the Discounted Notes.

                  (b) The Company hereby unconditionally and irrevocably waives any right to revoke its guarantee set forth in this Article VII, and acknowledges that such guarantee is continuing in nature and applies to all of the Guaranteed Obligations, whether existing now or in the future.

                  (c) The Company hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, properties, operation or condition of any other Borrower or any of its Subsidiaries now or hereafter known by the Administrative Agent or such Lender, as the case may be.

                  (d) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated under this Agreement and the Notes and that the waivers set forth in this Section 7.03 are knowingly made in contemplation of such benefits.

                  SECTION 7.04. Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the obligations of the Company under this Article VII or otherwise under this Agreement and its Notes, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against another Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from another Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article VII shall have been paid in full in cash and all of the Commitments shall have expired or terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of all of the Guaranteed Obligations and all of the other amounts payable under this Article VII and (b) the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article VII, whether matured or

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                                                        66

unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or any other amounts payable under this Article VII thereafter arising. If (i) the Company shall make payment to the Administrative Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all of the other amounts payable under this Article VII shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment by the Company.

                  SECTION 7.05. Continuing Guarantee; Assignments. The guarantee of the Company set forth in Section 7.01 is a continuing guarantee and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Article VII and (ii) the Termination Date, (b) be binding upon the Company, its successors and assigns, (c) inure to the benefit of and be enforceable by each Lender and the Administrative Agent and their respective successors, transferees and assigns and (d) be reinstated if at any time any payment to a Lender or the Administrative Agent hereunder is required to be returned by such Lender or the Administrative Agent, as the case may be. Without limiting the generality of clause (c) of the immediately preceding sentence, each Lender may assign or otherwise transfer all or a portion of its rights and obligations under this Agreement (including, without limitation, the Advances owing to it, the Discounted Notes purchased by it and any other Notes held by it) to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such Lender under this Article VII or otherwise, in each case as provided in Section 9.07.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  SECTION 8.01. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or to applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

                  (b) Neither the Documentation Agent nor the Syndication Agent shall have any powers or discretion under this Agreement or any Note other than those afforded to it in its capacity as a Lender, and each Lender hereby acknowledges that the Documentation Agent and Syndication Agent have no liabilities under this Agreement or any Note other than those assumed by them in their respective capacities as Lenders.

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                                                        67


                  SECTION 8.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its officers, directors, employees, agents or advisors shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

                  (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance or an Assumption Agreement, as the case may be, entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07 or 2.17, respectively;

                  (ii) may consult with legal counsel (including counsel for the Company), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

                  (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any Note;

                  (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Note on the part of any Borrower or to inspect the property (including the books and records) of any Borrower;

                  (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Note, or any other instrument or document furnished pursuant hereto; and

                  (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. Administrative Agent and Affiliates. With respect to its Commitment, the Advances made by it, the Discounted Notes purchased by it and any other Note or Notes issued to it, Credit Suisse (or any successor Administrative Agent appointed pursuant to Section 8.06) shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Credit Suisse (or any such successor) in its individual capacity. Credit Suisse (or any such successor) and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with, any Borrower, any of its Subsidiaries and any Person who may do business with or own securities of any Borrower or any such Subsidiary, all as if Credit Suisse (or any such successor) were not the Administrative Agent and without any duty to account therefor to the Lenders.

                  SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent, the

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                                                        68

Syndication Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Syndication Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. Indemnification.  The Lenders agree to indemnify the Administrative Agent (to the extent required to be paid and not reimbursed by the Borrowers), according to their respective Pro Rata Shares of principal amounts of the Revolving Credit Notes held by each of them (or if no Revolving Credit Notes are outstanding at such date or if any Revolving Credit Notes or any Discounted Notes are held by Persons that are not Lenders at such date, according to their respective Pro Rata Shares of the aggregate Commitments at such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any Note or any action taken or omitted by the Administrative Agent under this Agreement or any Note; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any Note to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers.

                  SECTION 8.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent; provided that, so long as no Default shall have occurred and be continuing, the Company shall have the right to propose a successor Administrative Agent to the Lenders and shall have the right to consent to any such successor Administrative Agent, such consent not to be unreasonably withheld and to be deemed to have been given if the Company does not object to the proposed successor Administrative Agent within five Business Days after notice thereof. If no successor Administrative Agent shall have been so appointed by the Required Lenders (and, if so required under the immediately preceding sentence, consented to by the Company), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring

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                                                        69

Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Revolving Credit Notes, the Master Discounted Note or the Discounted Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following:

                  (a) waive any of the conditions specified in Section 3.01 or
         3.02 or, with respect to all Consenting Lenders and all Assuming Lenders, Section 3.05;

                  (b) increase the aggregate Commitments of the Lenders or subject the Lenders to any additional obligations;

                  (c) reduce the principal of, or interest on, the Revolving Credit Advances, or the Face Amount of, or Discount on, the Discounted Notes, or any fees (other than any fees referred to in Section 2.04(b)) or other amounts payable hereunder;

                  (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances, or Face Amount of, or Discount on, the Discounted Notes, or any fees (other than any fees referred to in Section 2.04(b)) or other amounts payable hereunder, except pursuant to Section 2.17 as in effect on the date of this Agreement;

                  (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances and the aggregate unpaid Face Amount of the Discounted Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder;

                  (f) release or limit the obligations of the Company under any provision of Article VII; or

                  (g) amend this Section 9.01;

and provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.


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                                                        70

                  SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder, unless otherwise expressly stated herein, shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to any Initial Borrower, at its address set forth below its name on the signature pages hereof; if to any Designated Subsidiary that becomes a Borrower hereunder, at its address set forth below its name on the signature page to its Designation
Letter; if to any Initial Lender, at its Base Rate Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Base Rate Lending Office specified in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender; if to the Administrative Agent, at its address at 12 East 49th Street, New York, New York 10017 (Telecopier No. (212) 238-5073), Attention: Mr. Scott Solomon, Agency Department; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any of the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  (b) If any notice required under this Agreement is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Administrative Agent or any Lender shall be binding upon the Borrower delivering such notice notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Administrative Agent or such Lender; provided that any such action taken or omitted to be taken by the Administrative Agent or such Lender shall have been in good faith and in accordance with the terms of this Agreement.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or any Note, (i) any notice to the Borrowers or to any one of them required under this Agreement or any such Note that is delivered to the Company shall constitute effective notice to the Borrowers or to any such Borrower, including the Company and (ii) any Notice of Borrowing or any notice of Conversion delivered pursuant to Section 2.09 may be delivered by any Borrower or by the Company, on behalf of any other Borrower. Each Initial Borrower (other than the Company) and each Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to receive and deliver notices in accordance with this Section 9.02, and hereby irrevocably agrees that (A) in the case of clause (i) of the immediately preceding sentence, the failure of the Company to give any notice referred to therein to any such Initial Borrower or any such Designated Subsidiary, as the case may be, to which such notice applies shall not impair or affect the validity of such notice with respect thereto and (B) in the case of clause (ii) of the immediately preceding sentence, the delivery of any such notice by the Company, on behalf of any other Borrower, shall be binding on such other Borrower to the same extent as if such notice had been executed and delivered directly by such Borrower.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any such right

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                                                        71

preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

                  SECTION 9.04. Costs and Expenses. (a) Each of the Borrowers jointly and severally agrees to pay, or to reimburse the Administrative Agent from time to time upon demand for, all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all syndication (including printing and distribution) costs and expenses and, with the approval of the Company, consultant costs and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, the Notes and the other documents to be delivered hereunder. Each of the Borrowers jointly and severally further agrees to pay, or to reimburse the Administrative Agent and the Lenders from time to time upon demand for, all reasonable costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses, but without duplication for any costs and expenses for which the Borrowers are otherwise obligated to indemnify the Administrative Agent and the Lenders under Section 9.04(b)), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender.

                  (b) Each of the Borrowers jointly and severally agrees to indemnify and hold harmless the Administrative Agent, the Documentation Agent, the Syndication Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and to reimburse each Indemnified Party from time to time upon demand for, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or the Discounted Notes or (ii) the actual or alleged presence of Hazardous Materials on any property of any Borrower or any of its Subsidiaries or any Environmental Action relating in any way to any Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or any Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except (A) to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or (B) those resulting solely from claims of a Lender solely against one or more other Lenders (and not from claims of one or more Lenders against the Administrative Agent, the Documentation Agent, or the Syndication Agent) not attributable to the actions of any Borrower or any of its Subsidiaries or other Affiliates and for which none of the Borrowers, any of their Subsidiaries or any of their other Affiliates otherwise has liability. Each Borrower also agrees not to assert any claim against the Administrative Agent, the Documentation Agent, the Syndication Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, attorneys, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, any Note, any of the transactions contemplated hereby or the actual or proposed use of the proceeds of the Advances

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                                                        72

or the Discounted Notes. No Indemnified Party shall settle or otherwise pay or agree to pay any claim for which the Borrowers are obligated to provide indemnification under this Section 9.04(b) without the prior written consent of the Company, which consent shall not be unreasonably withheld.

                  (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance or any LIBO Rate Advance, or any repurchase of any Discounted Note, is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance or the Maturity Date of such Discounted Note, as the case may be, as a result of a payment or Conversion pursuant to Section 2.09, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or by an Eligible Assignee to any Lender other than on the last day of the Interest Period or on the Maturity Date therefor, as the case may be, upon an assignment of the rights and obligations of such Lender under this Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 9.07(a), or for any other reason, the Borrowers jointly and severally agree to pay, upon demand by such Lender (with a copy of such demand to the Administrative Agent), to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance or such Discounted Note.

                  (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, Face Amount, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 9.05. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, whether or not such Lender shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify each Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section 9.05 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that such Lender and its Affiliates may have.

                  SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by each Initial Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and, thereafter, shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent, the Documentation Agent, the Syndication Agent and each

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                                                        73

Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may, and, if demanded by the Company (following (i) a demand by such Lender for the payment of, or the incurrence by a Borrower of any obligation to pay, additional compensation pursuant to Section 2.07(c), 2.11 or 2.14 or (ii) an assertion by such Lender pursuant to Section 2.12 that it is impracticable or unlawful for such Lender to make Eurocurrency Rate Advances or to purchase Discounted Notes), upon at least 30 Business Days' notice to such Lender and the Administrative Agent, each Lender will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it, the Discounted Notes purchased by it and the Revolving Credit Note or Notes held by it); provided, however, that:

                  (A) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, any Competitive Bid Advances owing to it and any Competitive Bid Notes held by it);

                  (B) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be $20,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (C) each such assignment shall be to an Eligible Assignee;

                  (D) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company with the approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that, in the aggregate, cover all of the rights and obligations of the assigning Lender under this Agreement;

                  (E) no Lender shall be obligated to make any assignment as a result of a demand by the Company pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from (1) one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of all Advances owing to, and the aggregate Accreted Value to the date of such assignment of all outstanding Discounted Notes purchased by, such Lender, together with accrued interest on such Advances to the date of payment of such principal amount, and (2) the Company and/or one or more Eligible Assignees in an aggregate amount equal to all other amounts payable to such Lender under this Agreement and the Notes (including, without limitation, any amounts owing under Sections 2.07(c), 2.11 and 2.14); and

                  (F) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any
         Revolving Credit Note subject to such assignment, and each Eligible Assignee party to such assignment shall pay a processing and recordation fee of $3,500;

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


                                                        74


provided further, however, that no Person to which an assignment is being made in accordance with this Section 9.07(a) shall be entitled to any additional compensation under Sections 2.11, 2.12 and 2.14 in excess of the aggregate amounts payable under such Sections to the Lender making such assignment prior to the effective date of such Assignment and Acceptance, unless such additional compensation is payable to such Person as a result of the adoption or enactment of, or changes in or in the applicability, the interpretation or the implementation of, any law, rule, regulation, directive, guideline or request after such effective date. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (2) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Note, or any other instrument or document furnished pursuant hereto;

                  (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any Note, or any other instrument or document furnished pursuant hereto;

                  (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (iv) such assignee will, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Syndication Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (v)  such assignee confirms that it is an Eligible Assignee;

                  (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and

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


                                                        75


                  (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within ten Business Days after receipt of such notice by the Company, each Borrower shall, at its own expense, execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Note a new Revolving Credit Note from such Borrower to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto. Upon the Administrative Agent's receipt of notice from the assigning Lender that such assigning Lender is satisfied with the form and substance of such new Revolving Credit Notes, the Administrative Agent shall, at the expense of the Borrowers, cancel the surrendered Revolving Credit Notes of such assigning Lender and deliver to the Company such cancelled Revolving Credit Notes.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 9.02(a) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Advances owing to, and the Face Amount of the Discounted Notes purchased by, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other entities (other than any Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, the Discounted Notes purchased by it and the other Note or Notes held by
it); provided, however, that:

                  (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged;

                  (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement;


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                                                        76

                  (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; and

                  (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances, the Face Amount of, or Discount on, the Discounted Notes, or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances, any Face Amount of the Discounted Notes, or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, except pursuant to Section 2.17;

and provided further that the Borrowers shall not be required to pay any additional amounts under this Agreement to compensate a participant (or such Lender, on behalf of a participant) in respect of the rights and obligations of such participant relating to this Agreement in excess of what the Borrowers would otherwise be required to pay to such Lender if the participation had not been sold.

                  (f) Any Lender  may,  in  connection  with any  assignment  or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower or any of its Subsidiaries furnished to such Lender by or on behalf of any Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender in accordance with the terms of
Section 9.09.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it, the Discounted Notes purchased by it and the other Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.08. Designated Subsidiaries. (a) Designation. The Company may at any time and from time to time by delivery to the Administrative Agent of a Designation Letter, duly executed by the Company and a Substantially Owned Subsidiary and in substantially the form of Exhibit F hereto, designate such Subsidiary as a "Designated Subsidiary" for all purposes of this Agreement, and, upon fulfillment of the applicable conditions set forth in Article III and after such Designation Letter is accepted by the Administrative Agent, such Subsidiary shall thereupon become a Designated Subsidiary for all purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Administrative Agent shall promptly notify each Lender of each such designation by the Company and the identity of each such Designated Subsidiary.

                  (b) Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations of any Designated Subsidiary or any Initial Borrower (other than the Company) under this Agreement and the Notes issued by it, then, so long as at such time such Designated Subsidiary or such Initial Borrower, as the case may be, has not submitted a Notice of

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


                                                        77

Revolving Credit Borrowing or a Notice of Competitive Bid Borrowing, such Designated Subsidiary's or such Initial Borrower's status as a Borrower and, if applicable, as a Designated Subsidiary shall terminate upon notice to such effect from the Administrative Agent to the Lenders (which notice the Administrative Agent shall promptly deliver to the Lenders following its receipt of such a request from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advances to, or to purchase any Discounted Notes from, such Designated Subsidiary or such Initial Borrower, as the case may be.

                  SECTION 9.09. Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person, without the prior written consent of the Company, other than (a) to the
Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and, in each such case, then only on a confidential basis, (b) as required by any law, rule or regulation or by judicial process, (c) to any rating agency when required by it to do so; provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to any Borrower received by it from such Lender, (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, (e) to protect, preserve, exercise or enforce the Administrative Agent's or such Lender's rights under or pursuant to this Agreement or any Note and (f) to perform any of the Administrative Agent's or such Lender's obligations under or pursuant to this Agreement or any Note.

                  SECTION 9.10. Governing Law. This Agreement and each of the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.12. Judgment. (a) Rate of Exchange. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder (including, without limitation, under Section 7.01) or under any Note or Notes in another currency into US Dollars or into a Foreign Currency, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, a Lender could purchase such other currency with US Dollars or with a Foreign Currency, as the case may be, in New York City, New York at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

                  (b) Indemnity. The obligation of each Borrower in respect of any sum due from it to the Administrative Agent or any Lender hereunder or under any Note or Notes shall, notwithstanding any judgment in a currency other than US Dollars or a Foreign Currency, as the case may be, be discharged only to the extent that on the Business Day next succeeding receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in such other currency, the Administrative Agent or such Lender may, in accordance with normal banking procedures, purchase US Dollars or such Foreign Currency, as the case may be, with such other currency. If the US Dollars or such Foreign

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                                                        78

Currency so purchased are less than the sum originally due to such Administrative Agent or such Lender in US Dollars or in such Foreign Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender against such loss, and if the US Dollars or such Foreign Currency so purchased exceed the sum originally due to the Administrative Agent or any Lender in US Dollars or in such Foreign Currency, as the case may be, the Administrative Agent or such Lender agrees to remit to such Borrower such excess.

                  SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by applicable law, in such federal court. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02. Each Initial Borrower (other than the Company) and each Designated Subsidiary hereby further agrees that service of process in any such action or proceeding brought in any such New York state court or in any such federal court may be made upon the Company at its address referred to in Section 9.02, and each Initial Borrower (other than the Company) and each Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to accept such service of process, and hereby irrevocably agrees that the failure of the Company to give any notice of any such service to such Initial Borrower or such Designated Subsidiary, as the case may be, shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by applicable law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) To the extent that any Borrower has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

                  SECTION 9.14. Waiver of Jury Trial. Each of the Borrowers, the Administrative Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement

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                                                        79

or the Notes or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  THE BORROWERS

                                       THE BLACK & DECKER CORPORATION


                                       By: /S/ KATHLEEN W. HYLE
                                       Name: Kathleen W. Hyle
                                       Title: Treasurer
                                       Address: 701 East Joppa Road
                                                Towson, Maryland 21286
                                                Telephone:  (410) 716-3042
                                                Telecopier: (410) 716-3778

                                       BLACK & DECKER HOLDINGS INC.


                                       By: /S/ CHRISTOPHER POWELL-SMITH
                                       Name: Christopher Powell-Smith
                                       Title: MR
                                       Address: 160, Aldersgate St., London


                                       BLACK & DECKER


                                       By: /S/ W. IAN B. FREEMAN
                                       Name: W. Ian B. Freeman
                                       Title: Director
                                       Address: 210 Bath Road
                                                Slough, Berkshire
                                                England SL1 3YD

                                       BLACK & DECKER INTERNATIONAL
                                         HOLDINGS, B.V.


                                       By: /S/ A.D.B.M. KOK
                                       Name: A.D.B.M. Kok
                                       Title: Director
                                       Address: Zwolseweg 490-494. Wenum Wiesel
                                                The Netherlands


162654.6/NYL3

                                       BLACK & DECKER G.m.b.H.


                                       By: /S/ ROLAND STEINBERG
                                       Name: Roland Steinberg
                                       Title: Managing Director
                                       Address: Black & Decker GmbH, 65510
                                                Idstein/Germany

                                       BLACK & DECKER (FRANCE) S.A.S.


                                       By: /S/ GUY-FRANCOIS VANNIER MOREAU
                                       Name: Guy-Francois Vannier Moreau
                                       Title: President
                                       Address: LePaisy 69570 Dardilly


                                       BLACK & DECKER (NEDERLAND) B.V.


                                       By: /S/ A.D.B.M. KOK
                                       Name: A.D.B.M. Kok
                                       Title: Director
                                       Address: Zwolseweg 490-494. Wenum Wiesel
                                                The Netherlands


                                       EMHART GLASS S.A.


                                       By: /S/ KURT E. SIEGENTHALER
                                       Name: Kurt E. Siegenthaler
                                       Title: Chairman and Delegate of the Board
                                       Address: Gewerbestrasse 11
                                                CH-6330 CHAM

                                   THE AGENTS

                                        CREDIT SUISSE,
                                          as Administrative Agent


                                       By:/S/DAVID W. KRATOVIL /S/ADRIAN GERMANN
                                       Name:David W. Kratovil     Adrian Germann
                                       Title: Member of Sen. Mgmt.   Associate



162654.6/NYL3

                                       CITIBANK, N.A.,
                                          as Documentation Agent


                                       By: /S/ PRAKASH M. CHONKAR
                                       Name: Prakash M. Chonkar
                                       Title: As Attorney-In-Fact


                                       NATIONSBANK, N.A.,
                                         as Syndication Agent


                                       By: /S/ CATHY A. WILCOX
                                       Name: Cathy A. Wilcox
                                       Title: Senior Vice President


                               THE INITIAL LENDERS

Commitment

$37,500,000                            CITIBANK, N.A.


                                       By: /S/PRAKASH M. CHONKAR
                                       Name: Prakash M. Chonkar
                                       Title: As Attorney-In-Fact


$37,500,000                            CREDIT SUISSE


                                       By:/S/DAVID W. KRATOVIL
                                       Name: David W. Kratovil
                                       Title: Member of Senior Management


                                       By: /S/ADRIAN GERMANN
                                       Name: Adrian Germann
                                       Title: Associate


$37,500,000                            MIDLAND BANK plc


                                       By: /S/ S G MCCARDELL
                                       Name: S G McCardell
                                       Title: Authorized Signatory

162654.6/NYL3

$37,500,000                            NATIONSBANK, N.A.


                                       By: /S/ CATHY A. WILCOX
                                       Name: Cathy A. Wilcox
                                       Title: Senior Vice President


$30,000,000                            BANK OF AMERICA NT&SA


                                       By: /S/ JOHN W. POCALYKO
                                       Title: John W. Pocalyko
                                       Name: Vice President


$30,000,000                            CHEMICAL BANK


                                       By: /S/ CAROL A. ULMER
                                       Name: Carol A. Ulmer
                                       Title: Vice President


$30,000,000                            THE BANK OF NOVA SCOTIA


                                       By: /S/ J. ALAN EDWARDS
                                       Name: J. Alan Edwards
                                       Title: Authorized Signatory


$20,000,000                            ABN AMRO BANK N.V. NEW YORK BRANCH


                                       By: /S/ GEORGE M. DUGAN
                                       Name: George M. Dugan
                                       Title: Vice President


                                       By: /S/ DARIN COHEN
                                       Name: Darin Cohen
                                       Title: Corporate Banking Officer



162654.6/NYL3

$20,000,000                            AUSTRALIA AND NEW ZEALAND BANKING
                                         GROUP LIMITED


                                       By: /S/ PAUL CLIFFORD
                                       Name: Paul Clifford
                                       Title: Vice President


$20,000,000                            BANCA COMMERCIALE ITALIANA,
                                         NEW YORK BRANCH


                                       By: /S/ CHARLES DOUGHERTY /S/ SARAH KIM
                                       Name: Charles Dougherty       Sarah Kim
                                       Title: Vice President    Asst. Vice Pres.


$20,000,000                            BANK BRUSSELS LAMBERT, NEW YORK
                                         BRANCH


                                       By: /S/ JOHN KIPPAX
                                       Name: John Kippax
                                       Title: Vice President


                                       By: /S/ JEAN-LOUIS RECOUSSINE
                                       Name: Jean-Louis Recoussine
                                       Title: Directeur


$20,000,000                            BAYERISCHE VEREINSBANK AG


                                       By: /S/ MARIANNE WEINZINGER
                                       Name: Marianne Weinzinger
                                       Title: Vice President


                                       By: /S/ WALTER H. ECKMEIER
                                       Name: Walter H. Eckmeier
                                       Title: Vice President



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                                                        84

$20,000,000                            CIBC INC.


                                       By: /S/ JULIA C. COLLINS
                                       Name: Julia C. Collins
                                       Title: Director


$20,000,000                            COMMERZBANK AG, NEW YORK BRANCH


                                       By: /S/ SCHMIEDING JURGEN CAMPBELL
                                       Name: Schmieding Jurgen Campbell
                                       Title: VP      A.C.


$20,000,000                            DRESDNER BANK AG, NEW YORK AND GRAND
                                         CAYMAN BRANCHES


                                       By: /S/ ROBERT GRELLA /S/ SUSAN A. HODGE
                                       Name: Robert Grella       Susan A. Hodge
                                       Title: Vice President     Vice President


$20,000,000                            THE INDUSTRIAL BANK OF JAPAN TRUST
                                         COMPANY


                                       By: /S/ JUNRI ODA
                                       Name: Junri Oda
                                       Title: Senior Vice President


$20,000,000                            ISTITUTO BANCARIO SAN PAOLO DI TORINO
                                          SPA


                                       By: /S/ GERARO M. MCKENNA
                                       Name: Geraro M. McKenna
                                       Title: Vice President


                                       By: /S/ ROBERT WURSTER
                                       Name: Robert Wurster
                                       Title: First Vice President



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


                                                        85

$20,000,000                            THE LONG-TERM CREDIT BANK OF JAPAN,
                                         LIMITED, NEW YORK BRANCH


                                       By: /S/ NOBORU KUBOTA
                                       Name: Noboru Kubota
                                       Title: Deputy General Manager


$20,000,000                            PNC BANK, NATIONAL ASSOCIATION


                                       By: /S/ STEFFEN W. CROWTHER
                                       Name: Steffen w. Crowther
                                       Title: Vice President


$20,000,000                            ROYAL BANK OF CANADA


                                       By: /S/ PETER D. STEFFEN
                                       Name: Peter D. Steffen
                                       Title: Senior Manager


$20,000,000                            SOCIETE GENERALE, New York Branch


                                       By: /S/ SALVATORE GALATIOTO
                                       Name: Salvatore Galatioto
                                       Title: First Vice President


$20,000,000                            THE SUMITOMO BANK, LIMITED
                                         NEW YORK BRANCH


                                       By: /S/ SHIGEHIKO MATSUMOTO
                                       Name: Shigehiko Matsumoto
                                       Title: Joint General Manager


$20,000,000                            THE FIRST NATIONAL BANK OF CHICAGO


                                       By: /S/ ROBERT H. WOLOHAN
                                       Name: Robert H. Wolohan
                                       Title: Corporate Banking Officer


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


                                                        86


$20,000,000                            THE FUJI BANK, LIMITED


                                       By: /S/ GINA KEARNS
                                       Name: Gina Kearns
                                       Title: Vice President & Manager


$20,000,000                            WESTDEUTSCHE LANDESBANK
                                         GIROZENTRALE, NEW YORK BRANCH


                                       By: /S/ RALPH WHITE
                                       Name: Ralph White
                                       Title: VP


                                       By: /S/ SALVATORE BATTINELLI
                                       Name: Salvatore Battinelli
                                       Title: Vice President
                                              Credit Department

- ----------------

$600,000,000               TOTAL OF COMMITMENTS

162654.6/NYL3